EXHIBIT 3.59
ARTICLES OF INCORPORATION
OF
ULTRA PAC, INC.
     The undersigned, being a natural person of full age, for the purpose of forming a corporation under and pursuant to Chapter 302A of Minnesota Statutes, as amended, hereby adopts the following Articles of Incorporation:
ARTICLE 1 – NAME
     1.1 The name of the corporation shall be Ultra Pac, Inc.
ARTICLE 2 – REGISTERED OFFICE
     2.1 The location and office address of the registered office of the corporation in this state shall be 2624 American National Bank Building, St. Paul, Minnesota 55101.
ARTICLE 3 – CAPITAL STOCK
     3.1 Authorized Shares. The aggregate number of shares that the corporation has authority to issue shall be Five Million (5,000,000) shares of common stock. Such shares shall have a par value of one cent ($.01) per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of a corporation.
     3.2 Issuance of Shares. The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of stock of any class or series of the corporation, and rights to purchase securities of the corporation, to such persons, at such time, for such consideration, and upon such terms and conditions as the Board shall determine.
ARTICLE 4 – RIGHTS OF SHAREHOLDERS
     4.1 No Preemptive Rights. No shareholder of the corporation shall have any preemptive right to subscribe for, purchase or acquire any shares of stock of any class or series of the corporation now or hereafter authorized or issued by the corporation.
     4.2 No Cumulative Voting Rights. No shareholder shall have the right to cumulate votes for the election of directors or for any other purpose.
ARTICLE 5 – WRITTEN ACTION BY DIRECTORS
     5.1 Any action required or permitted to be taken at a Board meeting may be taken by written action signed by all of the directors or, in cases where the action need not be approved by the shareholders, by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present.
ARTICLE 6 – MERGER, EXCHANGE, SALE OF ASSETS AND DISSOLUTION
     6.1 Where approval of shareholders is required by law, the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote shall be required to authorize [ILLEGIBLE] corporation (i) to merge into or with one or more other corporations, (ii) to exchange its shares for shares of one or more other corporations, (iii) to sell, lease, transfer or

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otherwise dispose of all or substantially all of its property and assets, including its good will, or (iv) to commence voluntary dissolution.
ARTICLE 7 – AMENDMENT OF ARTICLES OF INCORPORATION
     7.1 Any provision contained in these Articles of Incorporation may be amended, altered, changed or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares present and entitled to vote at a duly held meeting or such greater percentage as may be otherwise prescribed by the laws of the State of Minnesota.
ARTICLE 8 – INCORPORATOR
     8.1 The name and post office address of the incorporator are as follows:

Richard P. Keller	2624 American National Bank Bldg. St. Paul, Minnesota 55101
     IN WITNESS WHEREOF, the undersigned incorporator has hereunto set his hand this Seventeenth day of February, 1987.

/s/ Richard P. Keller
Richard P. Keller

Subscribed and sworn to before me
this Seventeenth day of February, 1987.

/s/ [ILLEGIBLE]
Notary Public

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5M-225

State of Minnesota
Office of the Secretary of State

Notice of Change of Registered Office-Registered Agent or Both 1329

by

Name of Corporation
Ultra Pac, Inc.

Pursuant to Minnesota Statutes, Section 302A.123, the undersigned hereby certifies that the Board of Directors of the above named Minnesota Corporation has resolved to change the corporation's registered office or agent:

FROM	Agent's Name				
	Address (No. & Street)	2624 American National Bank Building			
		City: St. Paul	County: Ramsey	MN	Zip: 55101
TO	Agent's Name				
	Address (No. & Street)	14025-B 23rd Avenue North			
		City: Plymouth	County: Hennepin	MN	Zip: 55441

The new address may not be a post office box. It must be a street address, pursuant to Minnesota Statutes, Section 302A.011, Subd. 3.

The effective date of the change will be the Ninth day of April, 1987 or the day of filing of this certificate with the Secretary of State, whichever is later.

I swear that the foregoing is true and accurate and that I have the authority to sign this document on behalf of the corporation.

Name of Officer or Other Authorized Agent of Corporation	Signature
Calvin Stanley Krupa	[signature]
Title or Office	**Date**
President	8/23-88

STATE OF MINNESOTA) ss.
County of ________)

The foregoing instrument was acknowledged before me on this ______ day of ________, 19 ___.

(Notarial Seal)

____
(Notary Public)

Do not write below this line. For Secretary of State's use only.

Receipt Number	File Date	D.A.R.
206465	STATE OF MINNESOTA DEPARTMENT OF STATE FILED SEP 8 1988 [signature] Secretary of State	

FILING FEE: $25.00

Return To: Corporation Division
Office of the Secretary of State
180 State Office Building
St. Paul, MN 55155

SC 00014 06

ARTICLES OF AMENDMENT
OF
RESTATED ARTICLES OF INCORPORATION
OF
ULTRA PAC, INC.
     The undersigned, the President of ULTRA PAC, INC., a Minnesota corporation (the Corporation), does hereby certify that on the 23rd day of August, 1989, the following resolution was adopted by the shareholders of the Corporation in accordance with applicable provisions of Minnesota Statutes:
Resolution Authorizing Adoption of
Restated Articles of Incorporation
     WHEREAS, it is in the best interest of the Corporation to amend and fully restate its Articles of Incorporation;
     NOW, THEREFORE, IT IS HEREBY
     RESOLVED, that the Articles of Incorporation of Ultra Pac, Inc. and all amendments thereto, be and the same are amended, restated and superseded by the following Restated Articles of Incorporation:
RESTATED ARTICLES OF INCORPORATION
OF
ULTRA PAC, INC.
ARTICLE 1.
NAME
     The name of the Corporation is ULTRA PAC, INC.
ARTICLE 2.
REGISTERED OFFICE
     The address of the registered office of the Corporation is 22051 Industrial Boulevard, Rogers, Minnesota 55374.
ARTICLE 3.
PURPOSES AND TERM
     The Corporation shall have general business purposes, and shall have perpetual existence.

ARTICLE 4.
SHARES
     The shares of capital stock of the Corporation shall be subject to the following:
(01) The Corporation is authorized to issue five million (5,000,000) shares of capital stock, to be held, sold, and paid for at such times and in such manner as the Board of Directors may from time to time determine, in accordance with the laws of the State of Minnesota. All shares of the Corporation shall be without par value, except that such shares shall be deemed to have a par value of One Cent ($.01) per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of a corporation, and a par value fixed by the Board of Directors for the purpose of a statute or regulation requiring the shares of a corporation to have a par value.
(02) Unless otherwise established by the Board of Directors, all shares of the Corporation are common shares entitled to vote and shall be of one class and one series having equal rights and preferences in all matters. Unless otherwise provided in these Articles, or Bylaws of the Corporation, or in the terms of the shares, a common shareholder has one (1) vote for each share held.
(03) The Board of Directors shall have the power to establish more than one class or series of shares and to fix the relative rights and preferences of any such different classes or series.
(04) The shareholders of the Corporation shall not have preemptive rights, unless with respect to some or all of the authorized and unissued shares, the Board of Directors grants preemptive rights.
(05) Cumulative voting for directors is not permitted.
ARTICLE 5.
DIRECTORS’ ACTION
     Any action, other than an action requiring shareholder approval, may be taken by written action signed by the number of directors that would be required to take the action at a meeting at which all directors were present.

2.

ARTICLE 6.
AMENDMENT OF ARTICLES
     The shareholder vote required for adoption of an amendment to these Articles of Incorporation shall be the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at a shareholder’s meeting.
ARTICLE 7.
DIRECTORS’ LIABILITY
     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article 7 shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) liability for any act or omission occurring prior to the effective date of this Article 7. If Minnesota Statutes Chapter 302A is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Minnesota Statutes Chapter 302A. Any repeal or modification of this Article 7 by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE 8.
FUNDAMENTAL CHANGES
     In any of the following types of actions or transactions with respect to which the law requires a vote of the outstanding shares of the Corporation, the affirmative vote of a majority of the shares entitled to vote shall be sufficient to authorize the action or transaction:
(01) A merger with any other corporation or corporations;
(02) An exchange of one or more classes or series of the shares of the Corporation for the shares of one or more classes or series of one or more other corporations;

3.

(03) The sale, lease, transfer, or other disposition of all, or substantially all, of the Corporation’s property and assets, including its goodwill, not in the usual and regular course of business;
(04) The voluntary dissolution of the Corporation.
     FURTHER RESOLVED, that upon the filing of Articles of Amendment evidencing the adoption of the said Restated Articles of Incorporation in the office of the Secretary of State for the State of Minnesota, each share of common stock, no par value, previously authorized, issued and outstanding shall be deemed to be reclassified into one share of the capital stock authorized by the Restated Articles of Incorporation.
     FURTHER RESOLVED, that the President of this Corporation is hereby authorized and directed to execute Articles of Amendment attesting to the adoption of the foregoing resolutions adopting the Restated Articles of Incorporation and to cause such Articles of Amendment to be filed in the office of the Secretary of the State of the State of Minnesota.
     IN WITNESS WHEREOF, I have hereunder subscribed my name the day and year first above written.

/s/ Cal Krupa
Cal Krupa, President

JCA: JR4s

4.

ARTICLES OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
ULTRA PAC, INC.
     The undersigned, the President of ULTRA PAC, INC., a Minnesota corporation (the “Corporation”), does hereby certify that by Annual Meeting of the Shareholders held on July 17, 1996, the following resolution was adopted by a majority of the shareholders of the Corporation in accordance with the applicable provisions of Minnesota Statutes:
Resolution Amending
Articles of Incorporation
WHEREAS, it is in the best interest of the Corporation to increase its number of authorized shares from 5,000,000 to 10,000,000;
NOW, THEREFORE, IT IS HEREBY
RESOLVED, that the Articles of Incorporation of the Corporation are amended by deleting Article 4 in full and replacing it with the following:
“ARTICLE 4.
SHARES
The shares of capital stock of the Corporation shall be subject to the following:
(a) The Corporation is authorized to issue ten million (10,000,000) shares of capital stock, to be held, sold, and paid for at such times and in such manner as the Board of Directors may from time to time determine, in accordance with the laws of the State of Minnesota. All shares of the Corporation shall be without par value, except that such shares shall be deemed to have a par value of One Cent ($.01) per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of a corporation, and a par value fixed by the Board of Directors for the purpose of a statute or regulation requiring the shares of a corporation to have a par value.
(b) Unless otherwise established by the Board of Directors, all shares of the Corporation are common shares entitled to vote and shall be of one class and one series having equal rights and preferences in all matters. Unless otherwise provided in these Articles, or Bylaws of the Corporation, or in the terms of the shares, a common shareholder has one (1) vote for each share held.

(c) The Board of Directors shall have the power to establish more than one class or series of shares and to fix the relative rights and preferences of any such different classes or series.
(d) The shareholders of the Corporation shall not have preemptive rights, unless with respect to some or all of the authorized and unissued shares, the Board of Directors grants preemptive rights.
(e) Cumulative voting for directors is not permitted.”
FURTHER RESOLVED, that the President of the Corporation is hereby authorized and directed to execute Articles of Amendment attesting to the adoption of the foregoing amendment and to cause such Articles of Amendment to be filed in the office of the Secretary of State of the State of Minnesota.
     IN WITNESS WHEREOF, I have subscribed my name this 8th day of August, 1996.

/s/ Calvin S. Krupa Calvin S. Krupa
President

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
of
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
of
ULTRA PAC, INC.
(Pursuant to Section 302A.401 of the
Minnesota Business Corporation Law)

     We, Calvin Krupa, President and Chief Executive Officer, and Brad Yopp, Chief Financial Officer, of Ultra Pac, Inc. a corporation organized and existing under the Minnesota Business Corporation Act, in accordance with the provisions of Section 302A.401 thereof, DO HEREBY CERTIFY:
     That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the said Corporation, the said Board of Directors on February 26, 1998 adopted the following resolution creating a series of One Hundred Thousand (100,000) shares of preferred stock designated as Series A Junior Participating Preferred Stock:
     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, a series of preferred stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:
     Series A Junior Participating Preferred Stock:
     Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall initially be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities or rights issued by the Company convertible into Series A Preferred Stock and further provided that the Board of Directors shall increase the number of shares constituting the Series A Preferred Stock to the extent necessary for the Company to have available sufficient shares of such Series A Preferred Stock available to fulfill all of the Company’s obligations to holders of securities and Rights of the Company.
     Section 2. Dividends and Distributions.
     (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, no par value (the “Common Stock”), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable when and as dividends are declared on the Company’s Common Stock in an amount, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, declared on the Company’s Common Stock (except as provided in the next sentence). In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     (B) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock.
     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:
     (A) Each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Company.
     (B) Except as otherwise provided herein, in any other Certificate of Designation, Preferences and Rights creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company.
     (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall nave no special voting rights and their consent shall not

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be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
     Section 4. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designation, Preferences and Rights creating a series of Preferred Stock or any similar stock or as otherwise required by law.
     Section 5. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     Section 6. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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     Section 7. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.
     Section 8. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company’s Preferred Stock.
     Section 9. Amendment. The Articles of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

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     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 18 day of March, 1998.

/s/ Calvin Krupa Calvin Krupa
President and Chief Executive Officer
ATTEST:

/s/ Brad Yopp Brad Yopp
Chief Financial Officer

State of Minnesota SECRETARY OF STATE Certificate of Merger I, Joan Anderson Growe, Secretary of Slate of Minnesota, certify that: the documents required to effectuate a merger between the entities listed below and designating the surviving entity have teen filed In this office on the date noted on this certificate; and the qualification of any non-surviving entity to do business in Minnesota is terminated on the effective date of this merger. Merger Filed Pursuant to Minnesota Statutes, Chapters 302A State of Formation and Names of Merging Entities: MN: PACKAGE ACQUISITION, INC. UN: ULTRA PAC, INC. State of Formation and Name of Surviving Entity; MN: ULTRA PAC, INC. Effective Date of Merger: April 23,1998 Name of Surviving Entity After Effective Dale of Merger; ULTRA PAC, INC. This certificate has been issued on: April 23,1998

ARTICLES OF MERGER
MERGING
PACKAGE ACQUISITION, INC.
WITH AND INTO
ULTRA PAC, INC.
     Ultra Pac, Inc., a Minnesota corporation (“Ultra Pac”), and Package Acquisition, Inc., a Minnesota corporation (“Merger Sub”) and an indirect wholly-owned subsidiary of Ivex Packaging Corporation, a Delaware corporation, do hereby certify as follows:
1.	Attached hereto as Exhibit A is the plan of merger (the “Plan of Merger”) for the merger (the “Merger”) of Merger Sub into Ultra Pac, which has been duly adopted by the board of directors of each of such corporations.
2.	The Plan of Merger has been approved by Merger Sub and Ultra Pac pursuant to chapter 302A of the Minnesota Business Corporation Act.
3.	The Merger shall be effective upon the filing of these Articles of Merger with the Secretary of State of Minnesota.
     IN WITNESS WHEREOF, the undersigned have caused this Articles of Merger to be signed by its duly authorized officer, this 23rd day of March, 1998.

ULTRA PAC, INC.

By:	/s/ Calvin Krupa Name: Calvin Krupa
Title: CEO

PACKAGE ACQUISITION, INC.

By:	/s/ [ILLEGIBLE] Name:
Title: VP

Exhibit 1
ARTICLES OF MERGER
MERGING
PACKAGE ACQUISITION, INC.
WITH AND INTO
ULTRA PAC, INC.
     Ultra Pac, Inc., a Minnesota corporation (“Ultra Pac”), and Package Acquisition, Inc., a Minnesota corporation (“Merger Sub”) and an indirect wholly-owned subsidiary of Ivex Packaging Corporation, a Delaware corporation, do hereby certify as follows:
1.	Attached hereto as Exhibit A is the plan of merger (the “Plan of Merger”) for the merger (the “Merger”) of Merger Sub into Ultra Pac, which has been duly adopted by the board of directors of each of such corporations.
2.	The Plan of Merger has been approved by Merger Sub and Ultra Pac pursuant to chapter 302A of the Minnesota Business Corporation Act.
3.	The Merger shall be effective upon the filing of these Articles of Merger with the Secretary of State of Minnesota.
     IN WITNESS WHEREOF, the undersigned have caused this Articles of Merger to be signed by its duly authorized officer, this ___ day of ________, 1998.

ULTRA PAC, INC.

By:
Name:
Title:

PACKAGE ACQUISITION, INC.

By:
Name:
Title:

AGREEMENT AND PLAN OF MERGER
dated as of
March 23, 1998
among
IVEX PACKAGING CORPORATION,
PACKAGE ACQUISITION, INC.
and
ULTRA PAC, INC.

i

Exhibits
Exhibit 1 Articles of Merger
Exhibit 2 Form of Shareholder Option Agreement

v

AGREEMENT AND PLAN OF MERGER
          AGREEMENT AND PLAN OF MERGER, dated as of March 23, 1998 (the “Agreement”), among IVEX PACKAGING CORPORATION, a Delaware corporation (the “Parent”), PACKAGE ACQUISITION, INC., a Minnesota corporation and a wholly owned indirect subsidiary of Parent (“Acquisition”), and ULTRA PAC, INC., a Minnesota corporation (the “Company”). The Company and Acquisition are hereinafter sometimes collectively referred to as the “Constituent Corporations.”
          WHEREAS, the Boards of Directors of the Parent, Acquisition and the Company have approved and deem it advisable and in the best interests of their respective shareholders to consummate the acquisition of the Company by the Parent upon the terms and subject to the conditions set forth herein;
          WHEREAS, as a condition and inducement to Parent’s and Acquisition’s willingness to enter into this Agreement, concurrently with the execution hereof, certain beneficial and record shareholders of the Company are entering into tender and option agreements (each, a “Tender and Option Agreement”) obligating such shareholder to tender his shares of Company Common Stock pursuant to the Offer (each as hereinafter defined) and granting an option to Parent with respect to their respective shares of Company Common Stock, substantially in the form attached hereto as Exhibit 2: and
          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the Parent, Acquisition and the Company agree as follows:
ARTICLE 1
DEFINITIONS
          When used in this Agreement, and in addition to the other terms defined herein, the following terms shall have the meanings specified:
          1.1 Accounts. “Accounts” shall mean all accounts receivable, notes and associated rights owned by the Company.

          1.2 Affiliate. “Affiliate” shall mean, in relation to any party hereto, any entity directly or indirectly controlling, controlled by or under common control with such party.
          1.3 Agreement. “Agreement” shall mean this Agreement and Plan of Merger, together with the Exhibits attached hereto and the Disclosure Letter, as the same may be amended from time to time in accordance with the terms hereof.
          1.4 Articles of Merger. “Articles of Merger” shall mean the Articles of Merger in substantially the form of Exhibit 1 attached to this Agreement.
          1.5 Buildings. “Buildings” shall mean all buildings, fixtures, structures and improvements leased or owned by the Company.
          1.6 Code. “Code” shall mean the Internal Revenue Code of 1986, as the same may be in effect from time to time.
          1.7 Company. “Company” shall mean Ultra Pac, Inc., a Minnesota corporation.
          1.8 Company Common Stock. “Company Common Stock” shall mean shares of common stock of the Company, no par value.
          1.9 Company Financial Statements. “Company Financial Statements” shall mean the audited Consolidated Balance Sheet, Consolidated Statement of Operations, Consolidated Statement of Cash Flows and Consolidated Statement Shareholders Equity of Company and related notes for each of the fiscal years ended on January 31, 1995, January 31, 1996 and January 31, 1997.
          1.10 Contracts. “Contracts” shall mean all of the material contracts, agreements, and obligations, written or oral, to which the Company is a party or by which the Company or any of its assets are bound, including, without limitation, any loan, bond, mortgage, indenture, lease, instrument, franchise or license.
          1.11 Control. “Control” (including the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or by contract.
          1.12 Dissenting Shares. “Dissenting Shares” shall mean shares of the Company Common Stock which dissent from the Merger in accordance with the provisions of the MBCA.
          1.13 Employees. “Employees” shall mean all of the employees of the Company.
          1.14 Employee Benefit Plans. “Employee Benefit Plans” shall mean any pension plan, profit sharing plan, bonus plan, incentive compensation plan, stock purchase plan, stock ownership plan, stock option plan, stock appreciation plan, employee benefit plan, employee benefit policy, retirement plan, fringe benefit program, insurance plan, severance plan, disability plan, health care plan, sick leave plan, death benefit plan, or any other plan, program or policy to provide retirement income, fringe benefits or other benefits to former or current employees of the Company (including, without limitation, any employee pension benefit plan, employee welfare plan or multi-employer plan as each term is defined in ERISA).
          1.15 Equipment. “Equipment” shall mean all machinery, equipment, boilers, furniture, fixtures, motor vehicles, furnishings, parts, tools, office equipment, computers and other items of tangible personal property owned or used by the Company.
          1.16 ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be in effect from time to time.
          1.17 Existing Corporate Jurisdictions. “Existing Corporate Jurisdictions” shall mean those states, provinces and foreign countries in which the Company is qualified to do business as a foreign corporation.
          1.18 Existing Insurance Policies. “Existing Insurance Policies” shall mean all of the insurance policies currently in effect and owned by the Company.
          1.19 Existing Liens. “Existing Liens” shall mean those Liens affecting any of the assets or properties of the Company.

          1.20 Existing Options. “Existing Options” shall mean any of the following relating to any capital stock or other equity interest of the Company and as described in the Disclosure Letter (as defined in Section 3.2): (a) options or warrants (whether vested or not) to purchase or other rights (including registration rights), agreements, arrangements or commitments of any character to which the Company is a party relating to the issued or unissued capital stock or other equity or phantom equity interests of the Company to grant, issue or sell any shares of the capital stock or other equity or phantom equity interests of the Company by sale, lease, license or otherwise; (b) rights to subscribe for or purchase any shares of the capital stock or other equity or phantom equity interests of the Company; or (c) Contracts with respect to any right to purchase, put or call.
          1.21 Existing Permits. “Existing Permits” shall mean those permits, licenses, approvals, qualifications, authorizations, and registrations required by Law which the Company has or holds.
          1.22 Existing Plans. “Existing Plans” shall mean all material Employee Benefit Plans of the Company.
          1.23 Indebtedness. “Indebtedness” shall mean all liabilities or obligations of the Company, whether primary or secondary or absolute or contingent, in excess of $50,000 as to any single item: (a) for borrowed money; or (b) evidenced by notes, bonds, debentures or similar instruments; or (c) secured by Liens on any assets of the Company.
          1.24 Intangible Assets. “Intangible Assets” shall mean (a) any invention, United States and foreign patents, pending patent applications, trade names, trade dress, logos, corporate names, trademarks, service marks, trademark registrations, service mark registrations, pending trademark applications, pending service mark applications, registered copyrights, and pending copyright applications, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (b) proprietary software; and (c) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals).

          1.25 Investment. “Investment” by the Company shall mean (a) any transfer or delivery of cash, stock or other property or value by the Company in exchange for equity, debt, preferred stock, partnership interest, participation or any other security of another Person; (b) any loan or capital contribution to or in any other Person; (c) any guaranty of any obligation to pay money to, or perform an obligation, of any other Person; and (d) any investments in any property or assets other than properties and assets acquired and used in the ordinary course of the business of the Company.
          1.26 Law. “Law” shall mean any foreign, federal, state or local governmental law, rule, regulation or requirement, including any rules, regulations and orders promulgated thereunder and any orders, decrees, consents or judgments of any governmental regulatory agencies and courts having the force of law, other than any Environmental Laws.
          1.27 Lien. “Lien” shall mean, with respect to any asset (real, personal or mixed): (a) any mortgage, pledge, lien, casement, lease, title defect or imperfection or any other form of security interest, whether imposed by Law or by Contract; and (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.
          1.28 Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse effect on the business, condition (financial or otherwise), results of operations, assets or liabilities of the Company taken as a whole.
          1.29 MBCA. “MBCA” shall mean the Minnesota Business Corporation Act.
          1.30 Merger. “Merger” shall mean the merger of Acquisition with and into the Company pursuant to this Agreement.
          1.31 Optionholders. “Optionholders” shall mean all Persons holding the Existing Options.
          1.32 Permitted Liens. “Permitted Liens” shall mean those of the Existing Liens that do not materially detract from the value of the property or assets of the Company taken as a whole subject thereto and do not materially impair the business or operations of the Company taken as a whole.

          1.33 Person. “Person” shall mean a natural person, corporation, limited liability company, association, joint stock company, trust, partnership, governmental entity, agency or branch or department thereof, or any other legal entity.
          1.34 Real Estate. “Real Estate” shall mean the parcels of real property owned or leased by the Company.
          1.35 Rights. “Rights” shall mean those Preferred Share Purchase Rights issued pursuant to the Rights Agreement dated February 27, 1998.
          1.36 Shareholders. “Shareholders” shall mean all Persons owning any shares of Company Common Stock.
          1.37 Subsidiary. “Subsidiary” shall mean any corporation, at least a majority of the outstanding capital stock of which (or any class or classes, however designated, having ordinary voting power for the election of at least a majority of the board of directors of such corporation) shall at the time be owned by the relevant Person directly or through one or more corporations which are themselves Subsidiaries.
ARTICLE 2
THE OFFER AND MERGER
          2.1 The Offer.
               (a) As promptly as practicable (but in no event later than five business days after the public announcement of the execution hereof), Acquisition shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”)) a tender offer (the “Offer”) for all of the outstanding shares of Company Common Stock (including the Rights) at a price of $15.50 per share of Company Common Stock, net to the seller in cash (such price, or any such higher price per share as may be paid in the Offer, being referred to herein as the “Offer Price”), subject to there being validly tendered and not withdrawn prior to the expiration of the Offer, that number of shares of Company Common Stock which represents at least a majority of the Company Common Stock outstanding on a fully diluted basis (the “Minimum Condition”) and to the other conditions set forth in

Annex A hereto, and shall consummate the Offer in accordance with its terms (“fully diluted basis” means issued and outstanding Company Common Stock and Company Common Stock subject to issuance under warrants and outstanding employee stock options). The obligations of Acquisition to accept for payment and to pay for any Company Common Stock validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the Minimum Condition and the other conditions set forth in Annex A hereto. The Offer shall be made by means of an offer to purchase (the “Offer to Purchase”) containing the terms set forth in this Agreement, the Minimum Condition and the other conditions set forth in Annex A hereto. Acquisition shall not amend or waive the Minimum Condition and shall not decrease the Offer Price or decrease the number of shares of Company Common Stock sought, or amend any other condition of the Offer in any manner adverse to the holders of the Company Common Stock without the prior written consent of the Company; provided, however, that if on the initial scheduled expiration date of the Offer which shall be 20 business days after the date of the Offer is commenced, the sole condition remaining unsatisfied is the failure of the waiting period under the HSR Act (as defined below) to have expired or been terminated, Acquisition shall extend the expiration date from time to time until two business days after the expiration of the waiting period under the HSR Act. Acquisition shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for Company Common Stock tendered as soon as it is legally permitted to do so under applicable law; provided, however, that if, immediately prior to the initial expiration date of the Offer (as it may be extended), the Company Common Stock tendered and not withdrawn pursuant to the Offer equals less than 90% of the outstanding Company Common Stock, Acquisition may extend the Offer one time for a period not to exceed twenty business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer.
               (b) As soon as practicable on the date the Offer is commenced, Parent and Acquisition shall file with the United States Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the “Schedule 14D-l”) The Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the “Offer Documents”). The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company’s shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Acquisition with respect to information furnished by the Company to Parent or Acquisition, in writing, expressly for inclusion in the Offer Documents. The information supplied by the Company to Parent or Acquisition, in writing, expressly for inclusion in the Offer Documents and by Parent or Acquisition to the Company, in writing, expressly for inclusion in the Schedule 14D-9 (as hereinafter defined) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
               (c) Each of Parent and Acquisition will take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of the Company Common Stock, in each case as and to the extent required by applicable federal securities laws. Each of Parent and Acquisition, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and Parent and Acquisition will take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of the Company Common Stock, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the opportunity to review the Schedule 14D-1 before it is filed with the SEC. In addition, Parent and Acquisition will provide the Company and its counsel in writing with any comments, whether written or oral, Parent, Acquisition or their counsel may receive from time to time from the SEC or [ILLEGIBLE] staff with respect to the Offer Documents promptly after the receipt of such comments.
          2.2 Company Actions.
               (a) The Company hereby approves of and consents to the Offer and represents that its Board of Directors, at a meeting duly called and held, acting upon the unanimous recommendation of the special committee of all independent directors (the “Special Committee”) of the Board of Directors established pursuant to Section 302A.673(d) of the MBCA on March 22, 1998 has (i) unanimously determined that each of the Agreement, the Offer and the Merger are fair to and in the best interests of the shareholders of the Company, (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the

Merger (collectively, the “Transactions”), and such approval constitutes approval of the Offer, this Agreement and the Transactions, including the Merger, for purposes of Section 302A.673 of the MBCA, such that Section 302A.671 of the MBCA will not apply to the Transactions contemplated by this Agreement, and (iii) resolved to recommend that the shareholders of the Company accept the Offer, tender their Company Common Stock thereunder to Acquisition and approve and adopt this Agreement and the Merger; provided, that such recommendation may be withdrawn, modified or amended if, in the good faith opinion of the Board of Directors, based upon the receipt of advice from outside independent legal counsel, failure to withdraw, modify or amend such recommendation would result in the Board of Directors violating its fiduciary duties to the Company’s shareholders under applicable Law.
               (b) Concurrently with the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the “Schedule 14D-9”) which shall, subject to the proviso of Section 2.2(a), contain the recommendation referred to in clause (iii) of Section 2.2(a) hereof. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company’s shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information furnished by Parent or Acquisition for inclusion in the Schedule 14D-9. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of Company Common Stock, in each case as and to the extent required by applicable federal securities laws. Each of the Company, on the one hand, and Parent and Acquisition, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Company Common Stock, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, Acquisition and their counsel with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications.
               (c) In connection with the Offer, the Company will promptly furnish or cause to be furnished to Acquisition mailing labels, security position listings and any available listing, or computer file containing the names and addresses of all recordholders of Company Common Stock as of a recent date, and shall furnish Acquisition with such additional information (including, but not limited to, updated lists of holders of Company Common Stock and their addresses, mailing labels and lists of security positions) and assistance as the Acquisition or its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Company Common Stock. Except for such steps as are necessary to disseminate the Offer Documents, Parent and Acquisition shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer, and, if this Agreement is terminated, will, upon request of the Company, deliver or cause to be delivered to the Company all copies of such information then in its possession or the possession of its agents or representatives.
          2.3 Directors.
               (a) Promptly upon the purchase of and payment for any Company Common Stock by Parent or any of its subsidiaries which represents at least a majority of the outstanding Company Common Stock (on a fully diluted basis, as defined in Section 2. l(a)), Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the number of shares of Company Common Stock so accepted for payment bears to the total number of shares of then outstanding. In furtherance thereof, the Company shall, upon request of Acquisition, use its best reasonable efforts promptly either to increase the size of its Board of Directors or secure the resignation of such number of its incumbent directors, or both, as is necessary to enable Parents’ designees to be so elected to the Company’s Board, and shall take all actions available to the Company to cause Parent’s designees to be so elected. At such time, the Company shall, if requested by Parent, also cause persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company’s Board of Directors of each committee of the Company’s Board of Directors. Notwithstanding the foregoing, the Company shall have at least one independent director until the Effective Time.
               (b) The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under Section 2.3(a), including mailing to shareholders the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable Parent’s designees to be elected to the Company’s Board of Directors. Parent or Acquisition will supply the Company and be solely responsible for any information with respect to either of them and their nominees, offices, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section 2.3 are in addition to and shall not limit any rights which the Acquisition, Parent or any of their affiliates may have as a holder or beneficial owner of Company Common Stock as a matter of law with respect to the election of directors or otherwise.
          2.4 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the MBCA, at the Effective Time (as defined herein), Acquisition shall be merged with and into the Company, and the Company shall (i) be the surviving corporation in the Merger (in such capacity, the “Surviving Corporation”), (ii) succeed to and assume all the rights and obligations of Acquisition in accordance with the MBCA, and (iii) continue its corporate existence under the laws of the State of Minnesota. The Merger shall have the effect set forth in Section 302A.641 of the MBCA. At the Effective Time, the separate existence of Acquisition shall cease. The Merger shall be pursuant to the provisions of, and shall be with the effect provided in, the MBCA. In accordance with the MBCA, all of the rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.
          2.5 Effective Time; Filing of Articles of Merger. The Merger shall be effected by the filing at the time of the Closing (as defined herein) of a properly executed Articles of Merger or other appropriate documents (in the form attached as Exhibit 1 hereto) with the Secretary of State of the State of Minnesota in accordance with the provisions of the MBCA. The Merger shall become effective at the time of such filing of the Articles of Merger with the Secretary of State of the State of Minnesota or at such later date or time as Acquisition and the Company shall agree and as specified in the Articles of Merger (the “Effective Time”). At the Closing, the

Parent and the Constituent Corporations shall cause a properly executed Articles of Merger to be filed with the Secretary of State of the State of Minnesota as provided in the MBCA, and shall take any and all other lawful actions and do any and all other lawful things to cause the Merger to become effective.
          2.6 Articles of Incorporation. At the Effective Time, the Articles of Incorporation of Acquisition as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and the MBCA.
          2.7 By-Laws. The By-laws of Acquisition, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended in accordance with its terms and the MBCA.
          2.8 Directors and Officers. The directors and officers of Acquisition immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation. Each director and officer of the Surviving Corporation shall hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation until his or her successor is duly appointed and qualified.
          2.9 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that consistent with the terms of this Agreement any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of either Constituent Corporation acquired or to be acquired by reason of, or as a result of, the Merger, or (ii) otherwise to carry out the purposes of this Agreement, then, subject to the terms and conditions of this Agreement, each such Constituent Corporation and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of either Constituent Corporation to take any and all such action.
          2.10 Time and Place of Closing. The closing of the Merger (the “Closing”) shall take place (a) at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Suite 2100, Chicago, Illinois 60606 as soon as practicable and no later than the second business day following satisfaction or waiver of all of the conditions set forth in Article 7, or (b) at such other place, at such other time or on such other date as the Parent and the Company may mutually agree (the date of the Closing is hereinafter sometimes referred to as the “Closing Date”).
          2.11 Conversion of Company Common Stock.
               (a) Each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time (except for Dissenting Shares), shall, by virtue of the Merger and without any action on the part of the Company, the Parent, Acquisition or the holder thereof, be converted into the right to receive the Offer Price in cash, payable to the holder thereof, without any interest thereon, as soon as reasonably practicable after the surrender of the certificate(s) representing such Company Common Stock as provided in Section 2.12.
               (b) Each share of common stock, par value $0.01 per share, of Acquisition issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock of the Surviving Corporation. Each certificate evidencing ownership of any such shares shall, following the Merger, evidence ownership of the same number of shares of common stock of the Surviving Corporation.
               (c) Payments in respect of the Existing Options are provided for in Section 2.18 below.
          2.12 Exchange of Shares.
               (a) Prior to the Effective Time, the Company shall appoint a Person that is reasonably acceptable to the Parent to act as the exchange agent hereunder (the “Exchange Agent”) to receive in trust the funds which holders of Company Common Stock shall become entitled upon surrender of the certificates for exchange in accordance with this Section 2.12.
          As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a share certificate which immediately prior to the Effective Time represented outstanding Company Common Stock (other than Parent, the Company, any Subsidiary of Parent and any holder of Dissenting Shares): (1) a letter of transmittal (a “Letter of Transmittal”) which shall

(x) specify that delivery shall be effected, and risk of loss and title to each such certificate shall pass, only upon delivery of such certificates to the Exchange Agent, (y) contain a representation in a form reasonably satisfactory to the Parent as to the good and marketable title to the Company Common Stock held by such holder free and clear of any Lien, and (z) contain such other provisions as the Company and the Parent may reasonably specify; and (2) instructions to effect the surrender of such certificate(s) in exchange for a check in an amount equal to the Offer Price multiplied by the number of shares of Company Common Stock represented by such certificate(s).
          At the Closing, immediately prior to the Effective Time, Parent shall cause Acquisition to deposit with the Exchange Agent, on behalf of the Shareholders, an aggregate amount in cash equal to the Offer Price times the number of shares of Company Common Stock outstanding as of the Closing (such aggregate amount being hereinafter referred to as the “Exchange Fund”), and then, upon surrender to the Exchange Agent of certificate(s) for cancellation together with a duly executed Letter of Transmittal and such other documents as the Exchange Agent may reasonably require, make payment of the Offer Price provided for in Section 2.11(a) to the holder of such certificate(s) out of the Exchange Fund. The Exchange Agent shall invest portions of the Exchange Fund as Parent directs, provided that substantially all such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody’s Investors Services, Inc. or Standard and Poor’s Corporation, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $250 million. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.
          Thereafter (except as otherwise provided for in Section 2.12(c)), each holder of certificate(s) representing Company Common Stock may surrender such certificate(s) to the Exchange Agent and (subject to applicable abandoned property, escheat and similar laws) receive from the Exchange Agent in exchange therefor an amount equal to the product of (x) the Offer Price and (y) the number of shares of Company Common Stock represented by the certificate(s) so surrendered, without interest, but such holder shall have no rights whatsoever against the Surviving Corporation.

          Upon the surrender of any such certificate(s) to the Exchange Agent, the Exchange Agent shall promptly surrender such certificate(s) to the Surviving Corporation for cancellation.
               (b) If the consideration payable for any Company Common Stock is to be delivered to a person other than the person in whose name the certificate(s) representing such Company Common Stock is registered, it shall be a condition of such delivery that the certificate(s) so surrendered shall be properly endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such certificate, and shall otherwise be in proper form for transfer, and that the person requesting such delivery shall pay to the Exchange Agent or the Surviving Corporation, as the case may be, any transfer or other taxes required by law as a result of such delivery to a person other than the record holder of the certificate(s) surrendered or shall establish to the Exchange Agent’s and the Surviving Corporation’s reasonable satisfaction that such tax has been paid or is not payable.
               (c) Any portion of the Exchange Fund delivered upon the Closing Date to the Exchange Agent pursuant to this Agreement that remains unclaimed for one (1) year after the Closing Date shall be delivered by the Exchange Agent to the Surviving Corporation, upon demand, and any Shareholders who have not theretofore complied with Section 2.12(a) shall thereafter look only to the Surviving Corporation for delivery of the Offer Price, subject in all events to all applicable escheat and other similar laws.
               (d) Until surrender as contemplated by this Section 2.12 of this Agreement, certificate(s) representing Company Common Stock shall be deemed at all times after the Effective Time to represent only the right to receive upon surrender the consideration to be paid therefor as specified in this Agreement.
               (e) No interest shall accrue or be payable with respect to any amounts which any Shareholder or Optionholder shall be entitled to receive pursuant to this Agreement. The Exchange Agent shall be authorized to pay the Offer Price attributable to any certificate(s) representing Company Common Stock which has been lost or destroyed upon receipt of evidence of ownership of the Company Common Stock represented thereby and of appropriate indemnification and/or bond in each case reasonably satisfactory to the Company or the Surviving Corporation, as the case may be (but no bond shall be required in cases of 25 shares or less).

               (f) Neither the Exchange Agent nor any party to this Agreement shall be liable to any Shareholder or Optionholder for any Company Common Stock, any Existing Options, the Offer Price or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.
               (g) The Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Shareholder or Optionholder such amounts as the Company reasonably determines are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Shareholder or Optionholder in respect of which such deduction and withholding was made by the Exchange Agent.
          2.13 No Further Rights or Transfers; Cancellation of Treasury Shares. Except for the surrender of the certificate(s) representing the Company Common Stock in exchange for the right to receive the Offer Price with respect to each share of Company Common Stock or the perfection of appraisal rights with respect to the Dissenting Shares, at and after the Effective Time, the holder of shares of Company Common Stock shall cease to have any rights as a shareholder of the Company, and no transfer of shares of Company Common Stock shall thereafter be made on the stock transfer books of the Surviving Corporation. Each share of Company Common Stock held in the Company’s treasury immediately prior to the Effective Time shall, by virtue of the Merger, be canceled and retired and cease to exist without any conversion thereof.
          2.14 Dissenters’ Rights. Shares of Company Common Stock which immediately prior to the Effective Time are held by Shareholders who have properly exercised and perfected appraisal rights under Section 302A.473 of the MBCA (the “Dissenting Shares”) shall, if required by the MBCA, but only to the extent required thereby, not be converted into the right to receive the Offer Price, but the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 302A.473 of the MBCA; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose his right to appraisal and payment under the MBCA, such holder’s shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Offer Price, without any interest thereon, and such shares shall 10 longer be Dissenting Shares. The Company shall give the Parent, Acquisition and the Exchange Agent prompt notice of any claim by a Shareholder for payment of fair value for Dissenting Shares as provided in Section 302A.473 of the MBCA. Prior to the Effective Time, the Company will not, except with the prior written consent of Parent and Acquisition, make any payments with respect to, or settle or offer to settle, any such demands.
          2.15 Special Meeting of Shareholders.
               (a) If required by applicable law in order to consummate the Merger, the Company agrees to take all steps necessary to cause a special meeting of the Shareholders (the “Special Meeting”) to be duly called, noticed, convened and held as soon as practicable following the acceptance for payment and purchase of shares of Company Common Stock by the Parent or its affiliates pursuant to the Offer for the purpose of voting to approve this Agreement and the Merger. In connection with the Special Meeting, the Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee, shall unanimously recommend to the Shareholders that the Shareholders vote in favor of the approval of this Agreement and the Merger.
               (b) In connection with the Special Meeting, the Company agrees to promptly prepare and cause to be filed with the SEC and mailed to the Shareholders a notice of the Special Meeting and a definitive proxy statement (the “Proxy Statement”) and shall cause such notice to be mailed no later than the time required by applicable law and the certificate of incorporation and bylaws of the Company. The Parent and Acquisition agree to provide the Company with any information for inclusion in the Proxy Statement (or any amendments or supplements thereto) which is required by applicable law or which is reasonably requested by the Company. The Company shall consult with the Parent and Acquisition with respect to the Proxy Statement (and any amendments or supplements thereto) and shall afford the Parent and Acquisition reasonable opportunity to comment thereon prior to its finalization. If, at any time prior to the Special Meeting, any event shall occur relating to Company or the transactions contemplated by this Agreement which should be set forth in an amendment or a supplement to the Proxy Statement, the Company will promptly notify in writing the Parent and Acquisition of such event. In such case, the Company, with the cooperation of the Parent and Acquisition, will promptly prepare and mail such amendment or supplement and the Company shall consult with the Parent and Acquisition with respect to such amendment or supplement and shall afford the Parent and Acquisition reasonable opportunity to comment thereon prior to such mailing. The Company agrees to notify the Parent and Acquisition at least three (3) days prior to the mailing of the Proxy Statement (or any amendment or supplement thereto) to the Shareholders.
               (c) The Parent agrees that if any event with respect to the Parent, Acquisition or their officers or directors shall occur which is required to be described in an amendment or supplement to the Proxy Statement or any other filing with the Securities and Exchange Commission (the “SEC”) that may be required in connection with this Agreement, the Merger and all matters related thereto, the Parent will promptly inform the Company thereof and the Company will cause such event to be so described and such amendment or supplement to be promptly filed with the SEC and, as required by law, disseminated to the Shareholders; provided, however, that prior to such filing or mailing the Company shall consult with the Parent and Acquisition with respect to such amendment, supplement or other filing and shall afford the Parent and Acquisition a reasonable opportunity to comment thereon.
          2.16 Merger Without Meeting of Shareholders. Notwithstanding Section 2.15 hereof, in the event that Parent, Acquisition and any other Subsidiaries of Parent shall acquire in the aggregate at least 90% of the class of capital stock of the Company Common Stock, pursuant to the Offer or otherwise, the parties hereto shall, at the request of Parent and subject to Article 7 hereof, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of shareholders of the Company, in accordance with Section 302A. 621 of the MBCA.
          2.17 Commercially Reasonable Efforts. So long as this Agreement has not been terminated, the Company, the Parent and Acquisition shall: (i) promptly make their respective filings and thereafter make any other submissions required under all applicable laws with respect to this Agreement, the Offer, the Merger and the other transactions contemplated hereby and (ii) use their respective commercially reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary proper or appropriate to consummate and make effective the Merger as provided for in this Agreement.
          2.18 Existing Options.
               (a) As of the Effective Time, each Existing Option which is outstanding at the Effective Time will be exchanged for, and the holders of each such Existing Option will be entitled to receive at the Closing (or thereafter, if necessary)

upon surrender of such Existing Option for cancellation, cash equal to (i) the product of (a) the difference between the Offer Price and the exercise price of each such Existing Option, times (b) the number of shares of Company Common Stock covered by such Existing Option. It is presently anticipated by the Company that the payment to be made at the Closing to the Optionholders in respect of the Existing Options will be approximately $6.6 million (before any income taxes and other required withholdings).
               (b) The Company shall take all actions necessary to ensure that from and after the Effective Time the Surviving Corporation will not be bound by any options, warrants, rights or agreements which would entitle any person, other than Parent or Acquisition, to beneficially own shares of Surviving Corporation or Parent or receive any payments (other than as set forth in (a)) in respect of such options, warrants, rights or agreements. The Company shall take all actions necessary to terminate each plan with respect to Existing Options as of the Effective Time.
ARTICLE 3
OTHER AGREEMENTS
          3.1 Access. Subject to the provisions of the Confidentiality Agreement referred to in Section 3.6 below, and so long as this Agreement has not been terminated as herein provided, upon reasonable request, the Company shall grant to the Parent, Acquisition and their agents, accountants, attorneys and other advisers reasonable access during normal business hours to all of the properties, facilities, books, records, financial statements and other documents and materials relating to its financial condition, assets, liabilities and business, including, without limitation, permitting the Parent (at its expense and subject to the prior approval of the Company, which approval shall not be unreasonably withheld) to: (a) conduct appraisals of the Equipment, Buildings, Real Estate and other properties of the Company; and (b) conduct an environmental and occupational safely inspection of the properties of the Company. In addition, the Company shall confer and consult with representatives of the Parent, as the Parent may reasonably request, to report on operational matters, financial matters and the general status of ongoing business operations of the Company.

          3.2 Disclosure Letter. The Company has delivered to the Parent a disclosure letter (the “Disclosure Letter”) which shall be signed by the President and the Secretary of the Company stating that the Disclosure Letter was delivered pursuant to this Agreement and is the Disclosure Letter referred to in this Agreement. The Disclosure Letter is deemed to constitute an integral part of this Agreement and to modify, as specified, the representations, warranties, covenants or agreements of the Company contained in this Agreement.
          3.3 Deliveries of Information. From time to time after the date of this Agreement and prior to the Closing Date (unless this Agreement is terminated), the Company shall furnish promptly to the Parent:
               (a) a copy of each report, schedule and other document filed by the Company or received by the Company after the date of this Agreement pursuant to the requirements of federal or state securities Laws promptly after such documents are available; and
               (b) the monthly financial statements of the Company (as prepared by the Company in accordance with its normal accounting procedures) promptly after such financial statements are available.
          3.4 Acquisition Proposals.
               (a) Prior to the Effective Time, the Company agrees that neither it, any of its Affiliates, nor any of the respective directors, officers, employees, agents or representatives of the foregoing, will, directly or indirectly, (i) solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or the acquisition of all or any significant part of the assets or capital stock of the Company (an “Acquisition Transaction”) or (ii) negotiate, explore or otherwise engage in discussions with any Person (other than the Parent and its representatives) with respect to any Acquisition Transaction, or which may reasonably be expected to lead to a proposal for an Acquisition Transaction or enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction or which would require it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement; provided, however, that the Company may, in response to an unsolicited written proposal from a third party regarding a Superior Proposal (as hereinafter defined), furnish information to and engage in discussions and negotiations with such third party, but only if the Board of Directors of the Company determines in good faith, after consultation with its financial advisors and based upon the advice of outside independent counsel, that failing to take such action would result in a breach of the fiduciary duties of such Board of Directors under applicable Law. It is understood and agreed, without limitation of the Company’s obligations, that any violation of this Section 3.4 by any director, officer, Affiliate, investment banker, financial advisor, attorney or other advisor or representative of the Company, whether or not such Person is purporting to act on behalf of the Company, or otherwise, shall be deemed to be a breach of this Section 3.4 by the Company.
               (b) The Company agrees that, as of the date hereof, it, its Affiliates, and the respective directors, officers, employees, agents and representatives of the foregoing, shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person (other than the Parent and its representatives) conducted heretofore with respect to any Acquisition Transaction. The Company agrees to promptly advise the Parent in writing of the existence of (x) any inquiries or proposals (or desire to make a proposal) received by (or indicated to) after the date hereof, any such information requested from, or any negotiations or discussions sought to be initiated or continued with, the Company, its Affiliates, or any of the respective directors, officers, employees, agents or representatives of the foregoing, in each case from a Person (other than the Parent and its representatives) with respect to an Acquisition Transaction, and (y) the terms thereof, including the identity of such third party and the terms of any financing arrangement or commitment in connection with such Acquisition Transaction, and to update on an ongoing basis or upon the Parent’s reasonable request, the status thereof. As used herein, “Superior Proposal” means a bona fide, written and unsolicited proposal or offer made by any Person (or group) (other than the Parent or any of its Subsidiaries) with respect to an Acquisition Transaction on terms which, as determined by the Board of Directors of the Company in good faith and in the exercise of reasonable judgment (based on the advice of independent financial advisors and Katten Muchin & Zavis or outside independent Minnesota counsel), would reasonably be likely to be more favorable to the Company and its Shareholders than the transactions contemplated hereby.
          3.5 Public Announcements. Any public announcement made by or on behalf of either the Parent or the Company prior to the termination of this Agreement pursuant to Article 9 hereof concerning this Agreement, the transactions described herein or any other aspect of the dealings heretofore had or hereafter to be had between the Company and the Parent and their respective Affiliates must first be approved by the other party (any such approval not to be unreasonably withheld), subject to either party’s obligations under applicable Law (but such party shall use its best efforts to consult with the other party as to all such public announcements).
          3.6 Confidentiality Agreement. The Company and the Parent agree that the Confidentiality Agreement entered into between the Company and the Parent, dated March 2, 1998, remains in effect, but shall at the Effective Time be deemed to have terminated without further action by the parties.
          3.7 Regulatory and Other Approvals.
               (a) Subject to the terms and conditions herein provided, the Company will (i) take all reasonable steps necessary or desirable, and proceed diligently and in good faith and use all reasonable efforts to obtain all approvals required by any Contract to consummate the transactions contemplated hereby, (ii) take all reasonable steps necessary or desirable, and proceed diligently and in good faith and use all reasonable efforts to obtain all approvals, authorizations, and clearances of governmental and regulatory authorities required of the Company to permit the Company to consummate the transactions contemplated hereby, (iii) provide such other information and communications to such governmental and regulatory authorities as such authorities may reasonably request, and (iv) cooperate with Parent in obtaining all approvals, authorizations, and clearances of governmental or regulatory authorities and others required of Parent to consummate the transactions contemplated hereby.
               (b) The Company and Parent will (i) take all reasonable actions necessary to file as soon as practicable, notifications under the HSR Act, (ii) comply at the earliest practicable date with any request for additional information received from the Federal Trade Commission or Antitrust Division of the Department of Justice pursuant to the HSR Act, and (iii) request early termination of the applicable waiting period.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to the Parent and Acquisition on the date of this Agreement that:
          4.1 Organization; Business.
               (a) Organization. The Company is a corporation duly and validly organized and existing under the Laws of the State of Minnesota, is qualified to do business as a foreign corporation, is in good standing in the Existing Corporate Jurisdictions. The Existing Corporate Jurisdictions (as applicable) constitute all jurisdictions where the ownership or leasing of property or the conduct of its business requires qualification as a foreign corporation by the Company and where the failure to so qualify would have a Material Adverse Effect. The Company is not in violation of any provision of its Articles of Incorporation, By-laws or equivalent organizational documents.
               (b) Powers. The Company has all requisite corporate power and authority to carry on its business as it is now conducted and to own, lease and operate its assets and properties unless the absence of same would not have a Material Adverse Effect.
          4.2 Capitalization.
               (a) Capital Stock. The entire authorized capital stock of the Company consists of 10,000,000 shares of common stock, no par value, of which 3,893,791 shares are issued and outstanding as of the date hereof. No shares are held by the Company as treasury shares and no shares of the Company Common Stock have been acquired by the Company that are subject to outstanding pledges to secure the future payment of the purchase price therefor.
               (b) Issuance; Ownership. All of the outstanding capital stock of the Company is duly authorized, validly issued, fully paid and nonassessable and was not issued in violation of any preemptive rights. Other than as disclosed in the Company SEC Documents, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, trust, limited liability company or other entity. The Company has no Subsidiaries. Except for the Existing Options, there are no options, warrants, conversion rights or other rights to subscribe for or purchase, or other contracts with respect to, any capital stock of the Company and there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. Except as set forth in this Agreement, to the knowledge of the Company, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.
               (c) As of the date of this Agreement, (i) no bonds, debentures, notes or other indebtedness having the right to vote under ordinary circumstances (or convertible into securities having such right to vote) (“Voting Debt”) of the Company are issued or outstanding, and (ii) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any rights.
          4.3 Authorization; Enforceability.
               (a) The execution, delivery and performance of this Agreement are within the corporate power and authority of the Company and, subject to the provisions hereof, have been duly authorized by the Board of Directors of the Company. Except for the approval of the Shareholders as required by Law, the Charter Documents and described in Section 4.22 hereof, no other corporate proceeding or action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by the Company will be, when executed and delivered by the Company, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles.
               (b) Prior to execution and delivery of this Agreement, the Board of Directors of the Company and the Special Committee have each (at a meeting duly called and held) unanimously (i) approved the Transactions contemplated hereby, and such approval is sufficient to render the provisions of Section 302.671 of the MBCA inapplicable to the Merger, (ii) determined that the Transactions contemplated hereby are fair to and in the best interests of the holders of the Company Common Stock and (iii) resolved to recommend that the shareholders of the Company accept the Offer, tender their Company Common Stock thereunder to Acquisition and approve and adopt this Agreement.

               (c) No other state takeover statute or similar statute or regulation in any jurisdiction in which the Company does business applies or purports to apply to the Merger or to this Agreement, or any of the transactions contemplated hereby or thereby.
          4.4 No Violation or Conflict. Subject to the receipt of the approvals and consents, if any, described in Section 7.1(a) of this Agreement, the execution and delivery of this Agreement and all documents and instruments required by this Agreement to be executed and delivered by the Company do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) except as disclosed in the Disclosure Letter, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any Contract or to the loss of a material benefit under any Contract, or result in the creation of any Lien upon any of the properties or assets of the Company, (ii) conflict or result in any violation of any provision of the Certificate of Incorporation or By-Laws or other equivalent organizational document, in each case as amended, of the Company, (iii) violate any Existing Permits or any Law applicable to the Company or any of their respective properties or assets, other than, in the case of clauses (i) and (iii), any such violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not have a Material Adverse Effect or would not affect adversely the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.
          4.5 Title to Assets. The Company owns fee simple or valid leasehold (as the case may be) title to the Real Estate and has valid title to its other tangible assets and properties which it owns, free and clear of any and all Liens, except for the Permitted Liens.
          4.6 Litigation (a) There are no actions, suits, claims, worker’s compensation claims, litigation or other governmental or judicial proceedings or investigations, arbitrations and product warranty claims against the Company or any of its properties, assets or business, or, to the knowledge of the Company and if and to the extent the Company is, through indemnity or otherwise, liable therefor, any of the Company’s current or former directors or officers or any other Person whom the Company has agreed to indemnify, as such, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) as of the date hereof, there arc no such actions, suits or proceedings pending or, to the knowledge of the Company, threatened, against the Company by any Person which question the legality or validity of the transactions contemplated by this Agreement; and (c) there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against the Company, any of its or its properties, assets or business, or, to the knowledge of the Company, any of the Company’s current or former directors or officers or any other person whom the Company has agreed to indemnify, as such, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          4.7 Books and Records; Company Financial Statements.
               (a) Audited Company Financial Statements. The Company Financial Statements comply in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis by the Company during the periods involved (except as may be indicated therein or in the notes thereto (which are subject to completion)). The Company Financial Statements fairly present the financial position of the Company as of the date set forth on each of such Company Financial Statements and the results of operations of the Company for the periods indicated on each of the Company Financial Statements. The draft financial statements for the year ended January 31, 1998, which have been provided to Parent, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis by the Company during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company as of January 31, 1998.
               (b) Unaudited Company Financial Statements. Those financial statements which are unaudited and contained in the Company SEC Documents fairly present in all material respects the financial position of the Company as of the date set forth on each of such financial statements and the results of operations and cash flows of the Company for the periods indicated on each of such financial statements in accordance with generally accepted accounting principles consistently applied by the Company except that such financial statements do not reflect normal year-end adjustments and do not contain footnotes.
               (c) Accounting Records. The accounting books and records of the Company: (i) are in all material respects correct and complete; (ii) are current in a manner consistent with past practice; and (iii) to the knowledge of the Company, have recorded therein all the properties, assets and liabilities of the Company (except where the failure to so record would not violate generally accepted accounting principles as consistently applied by the Company).
          4.8 Absence of Certain Changes.
               (a) To the knowledge of the Company, since January 31, 1998 there has not been any:
                    (i) Material Adverse Effect;
                    (ii) transactions by the Company outside the ordinary course of business of the Company, except for the transactions contemplated by this Agreement;
                    (iii) declaration or payment of any dividend or any distribution in respect of the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of any such stock by the Company; or
                    (iv) payments or distributions, other than normal salaries, to the Shareholders as such or, except for transactions in the ordinary course of business upon commercially reasonable terms of the Company, any Affiliate of the Company.
               (b) Except as disclosed in the Disclosure Letter, without limiting the generality of the foregoing, since January 31, 1998:
                    (i) the Company has not sold, leased, transferred, or assigned any of its material assets, tangible or intangible, other than for a fair consideration in the ordinary course of business and other than the disposition of obsolete or unusable property;
                    (ii) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 (unless such expenditure is identified in the current business plan of the Company as disclosed to Parent) or outside the ordinary course of business;

                    (iii) the Company has not experienced any material damage, destruction, or loss (whether or not covered by insurance) from fire or other casualty to its tangible property;
                    (iv) the Company has not materially increased the base salary of any officer or employee of the Company, or adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other similar plan for the benefit of any of its directors, officers or employees; and
                    (v) the Company has not entered into a binding commitment to any of the foregoing.
          4.9 Buildings and Equipment. The Company has not received any written notice from any governmental authority that any of the Buildings or Equipment fail to comply with any applicable building and zoning or other similar Laws in effect at the date hereof which notice is still outstanding; and the continuation of the Company Business as currently conducted will not result in the enforcement or the threat of enforcement of any such Laws, except where such enforcement or threat of enforcement would not result in a Material Adverse Effect.
          4.10 Performance of Contracts. Each of the Contracts is in full force and effect and constitutes the legal and binding obligation of the Company and, to the knowledge of the Company, constitutes the legal and binding obligation of the other parties thereto. Except as disclosed in the Disclosure Letter, there are no existing breaches or defaults by the Company or, to the knowledge of the Company, any other party to a Contract under any Contract the effect of which would constitute a Material Adverse Effect and, to the knowledge of the Company, no event has occurred which, with the passage of time or the giving of notice or both, could reasonably be expected to constitute such a breach or default.
          To the knowledge of the Company, the Existing Insurance Policies are in full force and effect and the Company has not received notice of any cancellation or threat of cancellation of such insurance.
          4.11 Employee Benefit Plans.
               (a) Existing Plans. Except as previously delivered to Parent, neither the Company nor any Company ERISA Affiliate (defined below) maintains or contributes to, nor is it bound by, nor has it maintained or contributed to at any time during the six (6) years prior to the date hereof any Employee Benefit Plan. All of the Existing Plans that are subject to ERISA or the Code are in compliance in all material respects with ERISA and the Code. All of the Existing Plans which are intended to meet the requirements of Section 401(a) of the Code have been determined by the Internal Revenue Service to be “qualified” within the meaning of the Code or have been filed with the Internal Revenue Service with a request for a determination letter on or prior to the end of the applicable remedial amendment period and, to the knowledge of the Company, there are no facts which would adversely affect the tax qualified status of any of the Existing Plans. “Company ERISA Affiliate” shall mean any Person which together with the Company would be deemed a “single employer” within the meaning of Section 4001 of ERISA.
               (b) ERISA; Code. There is no accumulated funding deficiency, within the meaning of Section 302 of ERISA or Section 412 of the Code, in connection with the Existing Plans. No reportable event, as defined in ERISA (other than reportable events for which the 30-day notice requirement has been waived), has occurred in connection with the Existing Plans since January 1, 1995. The Existing Plans have not, nor has any trustee or administrator with respect to the Existing Plans, engaged in any non-exempt prohibited transaction as defined in ERISA or the Code. Neither the Company nor a Company ERISA Affiliate is contributing to, and nor has it any material liability with respect to, any multi-employer plan, as defined in ERISA.
               (c) Compliance. Neither the Company nor any Company ERISA Affiliate has incurred, directly or indirectly, any material liability to or on account of an Existing Plan pursuant to Title IV of ERISA; no proceedings have been instituted to terminate any Existing Plan that is subject to Title IV of ERISA; and, to the knowledge of the Company, no condition exists that presents a material risk to the Company or any Company ERISA Affiliate of incurring a liability to or on account of a Existing Plan pursuant to Title IV of ERISA.
               (d) Funding. The current value of the assets of each of the Existing Plans that is subject to Title IV of ERISA exceeds the present value of the accrued benefits under each such Existing Plan, based upon the actuarial assumptions (to the extent reasonable) presently used for funding purposes in the most recent actuarial report prepared by such Existing Plan’s actuary with respect to such Existing Plan; and all contributions or other amounts payable by the Company as of the Effective Time with respect to each Existing Plan in respect of current or prior plan years have been either paid or accrued on the balance sheet of the Company. There are no material pending or, to the knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Existing Plans or any trusts related thereto.
               (e) Other Plan Obligations. To the knowledge of the Company, neither the Company nor any Company ERISA Affiliate, nor any Existing Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any Company ERISA Affiliate, any Existing Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Existing Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code. No Existing Plan provides death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Company ERISA Affiliate beyond their retirement or other termination of service other than (i) coverage mandated by applicable Law or (ii) death benefits under any “employee pension plan,” as that term is defined in Section 3(2) of ERISA.
          4.12 Brokers. Except for Wasserstein Perella & Co., Inc., the Company has not incurred any brokers’, finders’ or any similar fee in connection with the transactions contemplated by this Agreement. A true, correct and complete copy of the engagement letter or other agreement between the Company and Wasseratein Perella & Co., Inc. has been made available to Acquisition.
          4.13 Taxes.
               (a) Tax Returns. For all years for which the applicable statutory period of limitation has not expired, the Company has timely and properly filed, and will through the Closing Date timely and properly file, all material federal, state, local and foreign tax returns (including but not limited to income, franchise, sales, payroll, employee withholding and social security and unemployment) which were or will be required to be filed. The Company has paid all taxes (including interest and penalties) and withholding amounts owed by the Company except where the failure to do so would not cause a Material Adverse Effect. No tax deficiencies have been proposed or assessed against the Company. To the knowledge of the Company, no issue has been raised in any prior tax audit of the Company which, by application of the same or similar principles, could reasonably be expected upon a future tax audit of the Company to result in a proposed deficiency for any period and which deficiency would have a Material Adverse Effect. The Company is not liable for any taxes attributable to any other Person, whether by reason of being a member of another affiliated group, being a party to a tax sharing agreement, as a transferee or successor, or otherwise.
               (b) Audits. The Company has not consented to any extension of the statute of limitation with respect to any open federal, state or local tax returns.
               (c) Liens. There are no tax Liens upon any property or assets of the Company except for Liens for current taxes not yet due and payable.
               (d) Deliveries. The Company has delivered to the Parent correct and complete copies of all tax returns and reports of the Company filed for all periods not barred by the applicable statute of limitations through the Effective Time. No examination or audit of any tax return or report for any period not barred by the applicable statute of limitations has occurred, no such examination is in progress and, to the knowledge of the Company, no such examination or audit is planned.
               (e) Withholding Taxes. The Company has properly withheld and timely paid substantially all withholding and employment taxes which it was required to withhold and pay relating to salaries, compensation and other amounts heretofore paid to its employees or other Persons. All Forms W-2 and 1099 required to be filed with respect thereto have been timely and properly filed except where the failure to file would not have a Material Adverse Effect.
               (f) Other Representations. The Company has not and will not make any elections under Section 341(f) of the Code and, except as shown in the Disclosure Letter, has and will not be subject to Section 280G of the Code.
          4.14 Real Estate. The Real Estate: (a) constitutes all real property and improvements leased or owned by the Company; and (b) is not subject to any leases, tenancies, encumbrances or encroachments of any kind except for Permitted Liens.
          4.15 Governmental Approvals. No permission, approval, determination, consent or waiver by, or any declaration, filing or registration with, any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or administrative agency (a “governmental Entity”) is required by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger, except for (a) the approvals described in Section 7.1(a) of this Agreement; and (b) the filing of the Articles of Merger as described in this Agreement.
          4.16 No Pending Acquisitions. Except for this Agreement and previously executed confidentiality agreements, the Company is not a party to or bound by any agreement, undertaking or commitment with respect to an Acquisition Transaction.
          4.17 Labor Matters.
               (a) Employment Claims. To the knowledge of the Company, there is no present or former employee of the Company who has any material claim against the Company (whether under Law, under any employee agreement or otherwise) on account of or for: (i) overtime pay, other than overtime pay for the current payroll period; (ii) wages or salaries, other than wages or salaries for the current payroll period; or (iii) vacations, sick leave, time off or pay in lieu of vacation or time off, other than vacation, sick leave or time off (or pay in lieu thereof) earned in the period immediately preceding the date of this Agreement or incurred in the ordinary course of business and appearing as a liability on the most recent Company Financial Statements.
               (b) Labor Disputes. (i) There are no pending and unresolved material claims by any Person against the Company arising out of any statute, ordinance or regulation relating to unfair labor practices, discrimination or to employees or employee practices or occupational or safety and health standards; (ii) there is no pending, nor has the Company experienced since January 31, 1995 any, material labor dispute, strike or organized work stoppage; and (iii) to the knowledge of the Company, there is no threatened material labor dispute, strike or organized work stoppage against the Company.
               (c) Union Matters. (i) To the knowledge of the Company, no union organizing activities are in process or have been proposed or threatened involving any employees of the Company; and (ii) no petitions have been filed or, to the knowledge of the Company, have been threatened or proposed to be filed, for union organization or representation of employees of the Company not presently organized.

          4.18 Existing Permits and Violations of Law. The Existing Permits constitute all licenses, permits, approvals, exemptions, orders, approvals, franchises, qualifications, permissions, agreements and governmental authorizations required by Law which the Company currently has and is required to have for the conduct of the business of the Company as currently conducted, except where the failure to have the same would not have a Material Adverse Effect. No action or proceeding is pending or, to the knowledge of the Company, threatened that is reasonably likely to result in a revocation, non-renewal, termination, suspension or other material impairment of any material Existing Permits. The business of the Company is not being conducted in violation of any applicable Law, except for such violations which would not have a Material Adverse Effect. No Governmental Entity has indicated to the Company an intention to conduct an investigation or review with respect to the Company other than, in each case, those which would not have a Material Adverse Effect.
          4.19 Intangible Assets.
               (a) Claims. (i) There are no material claims, demands or proceedings instituted, pending or, to the knowledge of the Company, threatened by any Person contesting or challenging the right of the Company to use any of its Intangible Assets; (ii) each trademark registration, service mark registration, copyright registration and patent which is owned by or licensed to the Company and, with respect to those owned by the Company, has been maintained in good standing and, with respect to those licensed to the Company, to the Company’s knowledge, has been maintained in good standing except where the failure to so maintain would not have a Material Adverse Effect; (iii) there are no Intangible Assets owned by a Person which the Company is using without license to do so, except where the failure to possess such license could not reasonably be expected to have a Material Adverse Effect; (iv) the Company owns or possesses adequate licenses or other rights to use all Intangible Assets necessary to conduct its business as now conducted, except where the failure to possess such licenses could not reasonably be expected to have a Material Adverse Effect; and (v) the consummation of the Merger and the transactions contemplated by this Agreement will not impair the validity, enforceability, ownership or right of the Company to use its Intangible Assets except, in each case, where the impairment would not have a Material Adverse Effect.
          4.20 Customers and Suppliers. Since January 31, 1997, there has been no termination, cancellation or material curtailment of the business relationship of the Company with any customer or supplier or group of affiliated customers or suppliers which would result in a Material Adverse Effect nor, to the knowledge of the Company, any notice of intent to so terminate, cancel or materially curtail.
          4.21 Environmental Protection.
               (a) Definitions. As used in this Agreement:
               (i) “Environmental Claim” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens investigations, proceedings or notices of noncompliance or violation (written or oral) by any Person alleging liability (including, without limitation, liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from: (A) the presence or environmental release of any Hazardous Materials at any parcel of real property; or (B) circumstances forming the basis of any violation or alleged violation, of any Environmental Law; or (C) any and all claims by any Person seeking damages, contribution, indemnification, cost, recovery, compensation or injunctive relief resulting from the presence or Environmental Release of any Hazardous Materials.
               (ii) “Hazardous Materials” shall mean: (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (“PCBs”) above regulated levels and radon gas; and (B) any chemicals, materials or substances which are now defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated by any governmental authority.
               (iii) “Environmental Laws” shall mean any federal, state, local or foreign statute, Law, rule, ordinance, code.

policy, rule of common law and regulations relating to pollution or protection of human health (excluding OSHA) or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation. Laws and regulations relating to Environmental Releases or threatened Environmental Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.
               (iv) “Environmental Release” shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water or groundwater.
Except [ILLEGIBLE] of Sections (b), (c), (d) and (e) which would not cause a Material Adverse Effect:
               (b) Environmental Laws. The Company: (i) is in compliance with all applicable Environmental Laws; and (ii) has not received any communication (written or oral), from a governmental authority or third [ILLEGIBLE] that alleges that the Company or any current or former Affiliate of the Company is not in compliance with applicable Environmental Laws.
               (c) Environmental Permits. The Company has obtained all environmental, health and safety permits and governmental authorizations (collectively, the “Environmental Permits”) required for its operations, and all such permits are in good standing and the Company is in substantial compliance with all terms and conditions of the Environmental Permits.
               (d) Claims. There is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or any current or former Affiliate of the Company (to the extent such Environmental Claim relates to the Company) or against any Person whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of Law, or against any real or personal property or operations which the Company owns, operates, leases, manages or controls or, to the knowledge of the Company, which the Company owned, operated, leased, managed or controlled.

               (e) Environmental Releases. There have been no Environmental Releases of any Hazardous Material by the Company or any current or former Affiliate of the Company on any parcel of real property or, to the knowledge of the Company, by any Person on, beneath or adjacent to any parcel of real property which the Company or any current or former Affiliate of the Company owned, leased, operated, managed or controlled.
               (f) CERCLA. The Company has not received any written notice of potential liability from any Person under or relating to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any similar state or local Law.
               (g) Reports. The Company will make available for inspection to Parent true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed by the Company pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any current or former Affiliate of the Company, or regarding the Company’s compliance with applicable Environmental Laws.
               (h) Tanks. The Real Estate does not contain any underground storage tanks which contained or contain any Hazardous Material.
          4.22 Vote Required. The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote with respect to the Merger is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve the Merger, this Agreement and the transactions contemplated hereby.
          4.23 Returns. As of the date of this Agreement, to the knowledge of the Company, there are no known claims against the Company to return in excess of $50,000 (after giving effect to and exhausting any applicable reserves and/or accruals therefor contained in the Company Financial Statements) of merchandise by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable for credit. To the knowledge of the Company, there is no reasonable basis for claims against the Company to return in excess of $50,000 (after giving effect to and exhausting any applicable reserves and/or accruals therefor contained in the

Company Financial Statements) if the Company’s finished good inventories were sold to the intended customer therefor.
          4.24 SEC Reports. The Company has filed with the SEC, and has heretofore made available to the Parent true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since January 31, 1955 under the Exchange Act or the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”) (as such documents have been amended since the time of their filing, collectively, the “Company SEC Documents”). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder at such time of filing.
          4.25 Content of Proxy Statement. The Proxy Statement, if any (or any amendment thereof or supplement thereto), will, at the date mailed to Company shareholders and at the time of the meeting of Company shareholders to be held in connection with the Merger, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Acquisition for inclusion in the Proxy Statement. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.
          4.26 Opinion of Financial Advisor. The Company has received the opinion of Wasserstein Perella & Co., Inc., its financial advisor, to the effect that, as of March 22, 1998, the cash consideration to be received in the Offer and the Merger, based upon and subject to the assumptions and limitations set forth in such opinion, by the Company’s shareholders is fair to such shareholders from a financial point of view, a copy of which opinion has been delivered to Parent.

          4.27 Certain Agreements. Except as set forth in the Disclosure Letter, the Company is not a party to any oral or written Agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as described in the Disclosure Letter, the transactions contemplated by this Agreement will not constitute a “change of control” under, require the consent from or the giving of notice to any third party pursuant to, or accelerate the vesting or repurchase rights under, the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, license, lease, contract, Agreement or other instrument or obligation to which the Company is a party or by which any of them or any of their properties or assets may be bound. There are no amounts payable by the Company to any officers of the Company (in their capacity as officers) as a result of the transactions contemplated by this Agreement.
          4.28 Rights Agreement. The Company has taken all action which may be necessary under the Rights Agreement, dated February 27, 1998, between the Company and Norwest Bank Minnesota, N.A., as agent (the “Rights Agreement”), so that the execution of this Agreement and any amendments thereto by the parties hereto and the execution of one or both of the Tender and Option Agreements and the consummation of the transactions contemplated hereby and thereby shall not cause (i) Parent and/or Acquisition or their respective Affiliates or Associates to become an Acquiring Person (as such terms are defined in the Rights Agreement) unless this Agreement or one or both of the Tender and Option Agreements have been terminated in accordance with their respective terms or (ii) a Distribution Date, a Shares Acquisition Date or a Triggering Event (as such terms are defined in the Rights Agreement) to occur, irrespective of the number of shares of Company Common Stock acquired pursuant to the Offer, the Merger or other transactions contemplated by the Merger Agreement or either of the Tender and Option Agreements.

ARTICLE 5
     REPRESENTATIONS AND WARRANTIES
OF THE PARENT AND ACQUISITION
          The Parent and Acquisition represent and warrant to the Company as follows:
          5.1 Due Incorporation and Authority. Each of the Parent and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own, lease and operate its assets and business and to carry on its business as now being and as heretofore conducted. Each of the Parent and Acquisition has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution, delivery and performance by each of the Parent and Acquisition of this Agreement and, subject to the provisions hereof, all of the documents and instruments required by this Agreement to be executed and delivered by the Parent and/or Acquisition, and the consummation by Acquisition of the Merger, have been duly authorized by all the shareholders of Acquisition and the Board of Directors of the Parent and Acquisition as required by Law and the organizational documents of each such entity, and no other corporate proceedings on the part of the Parent or Acquisition will be necessary to authorize the execution, delivery and performance by each of the Parent and Acquisition of this Agreement, or the consummation by Acquisition and Parent of the transactions contemplated hereby. This Agreement is (and each of the documents and instruments required by this Agreement to be executed and delivered by the Parent and/or Acquisition will be, when executed and delivered by the Parent and/or Acquisition) the valid and binding obligations of the Parent and Acquisition, as the case may be, enforceable against the Parent and Acquisition, as the case may be, in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws generally affecting the rights of creditors and subject to general equity principles.
          5.2 Consents and Approvals. The execution and delivery by each of the Parent and Acquisition of this Agreement and all documents and instruments required by this Agreement to be executed and delivered by the Parent and/or Acquisition, and the performance by each of the Parent and Acquisition of its obligations hereunder and thereunder do not require the Parent or Acquisition to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or any governmental or regulatory body, except (i) compliance with applicable requirements of the HSR Act and (ii) the filing and recordation of appropriate merger documents as required by the MBCA.
          5.3 No Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Parent and/or Acquisition, or any action taken by the Parent and/or Acquisition.
          5.4 No Violation or Conflict. Subject to the receipt of the approvals and consents, if any, described in Section 7.1(a) of this Agreement and except for the Amended and Restated Credit Agreement, dated as of October 2, 1997, by and among IPC, Inc., Parent, NationsBank, N.A. and Bankers Trust, as agents, and other parties thereto, the execution, delivery and performance by the Parent and Acquisition of this Agreement and all documents and instruments required by this Agreement to be executed and delivered by the Parent and/or Acquisition do not and will not conflict with or violate any Law, the Certificate of Incorporation or Articles of Incorporation, as the case may be, or By-laws of the Parent or Acquisition or any material contract or agreement to which the Parent or Acquisition is a party or by which it is bound.
          5.5 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Parent, threatened against the Parent or Acquisition or any shareholder of the Parent, by any Person which question the validity, legality or propriety of the transactions contemplated by this Agreement.
          5.6 Sufficient Funds. Parent has, or will have at the time of consummation of the Offer, sufficient funds available to purchase, or to cause Acquisition to purchase, on a fully diluted basis, all the outstanding Shares pursuant to the Offer and the Merger and pay all fees and expenses related to the transactions contemplated by this Agreement.

ARTICLE 6
COVENANTS
          6.1 Conduct of Business by the Company. From and after the date of this Agreement and until the termination of this Agreement or the Closing Date (whichever first occurs), the Company shall:
               (a) carry on its business in the usual, regular and ordinary course substantially in the same manner as heretofore carried on;
               (b) not (i) make payments or distributions (other than normal salaries) to any Affiliate of the Company except for transactions in the ordinary course of business upon commercially reasonable terms; (ii) sell, lease, transfer or assign any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business and other than the disposition of obsolete or unusable property; (iii) enter into any Contract (other than purchase and sales orders in the ordinary course of business in accordance with past practice) involving either more than $50,000 or outside the ordinary course of business without the consent of the Parent (which consent shall not be unreasonably withheld); (iv) accelerate, terminate, modify in any material respect, or cancel any Contract (other than purchase and sales orders in the ordinary course of business in accordance with past practice) involving more than $50,000 to which the Company is a party or by which any of them is bound without the consent of the Parent (which consent shall not be unreasonably withheld); (v) make any capital expenditure (or series of related capital expenditures) involving either more than $50,000 (unless such expenditure is identified in the current business plan of the Company as disclosed to Parent) or outside the ordinary course of business; (vi) delay or postpone the payment of accounts payable and other liabilities outside the ordinary course of business; (vii) cancel, compromise, waive or release any right or claim (or series of related rights and claims) not covered by the reserves or accruals relating to such claim in the Company Financial Statements either involving more than $50,000 or outside the ordinary course of business without the consent of the Parent (which consent shall not be unreasonably withheld); (viii) grant any license or sublicense of any rights under or with respect to any Intangible Assets; or (ix) make any loan to, or enter into any other transaction with, any of its Affiliates, directors, officers and employees outside the ordinary course of business;

               (c) use, operate, maintain and repair all of its assets and properties in a normal business manner consistent with its past practices;
               (d) use commercially reasonable efforts to preserve in all material respects its business organization intact, to retain the services of the Employees and to conduct business with suppliers, customers, creditors and others having business relationships with the Company in the best interests of the Company;
               (e) not knowingly do any act or knowingly omit to do any act or, to the extent within the Company’s reasonable control, knowingly permit any act or, omission to act, which will cause a breach of any of the Contracts that would have a Material Adverse Effect;
               (f) use reasonable efforts to maintain all of the Existing Insurance Policies (or policies substantially equivalent thereto) in full force and effect;
               (g) (i) except as required by any Contract or in a manner consistent with past practice, grant any increase in the rate of pay of any of the Employees; (ii) institute or amend any Employee Benefit Plan unless required by Law; (iii) enter into or modify any written employment agreement with any Person; or (iv) pay or accrue any bonus or incentive compensation to any Person;
               (h) other than in the ordinary course of business, not create, incur or assume any Indebtedness or make any Investment;
               (i) not amend the Company Charter Documents;
               (j) not (i) issue any additional shares of stock of any class (except pursuant to the Existing Options) or grant any warrants, options or rights to subscribe for or acquire any additional shares of stock of any class; (ii) declare or pay any dividend or make any capital, surplus or other distributions (other than normal salarie.) of any nature to the Shareholders; or (iii) directly or indirectly redeem, purchase or otherwise acquire, recapitalize or reclassify any of its capital stock or liquidate in whole or in part;
               (k) timely and properly file, or timely and properly file requests for extensions to file, all federal, state, local and foreign tax returns which are required to be filed, and pay or make provision for the payment of all taxes owed by it;
               (1) not knowingly do any act or omit to do any act that would result in a breach of any representation by the Company set forth in this Agreement; and
          6.2 Shareholder Option Agreements. On or before the date hereof, the Company will use its reasonable best efforts to obtain and deliver to Parent a Shareholder Option Agreement, in the form attached as Exhibit 2 hereto, executed by each of Calvin Krupa and James Thole.
ARTICLE 7
CONDITIONS
          7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to consummate the Merger shall be subject to the satisfaction prior to or at the Closing as hereinafter provided of the following express conditions precedent, each of which may be waived in whole or in part by the Company, Parent or Acquisition, as the case may be, to the extent permitted by law:
               (a) Regulatory Approvals. Clearance from the appropriate agencies, pursuant to the Hart-Scott-Rodino Antitrust Improvements Act, as amended (the “HSR Act”), shall have been obtained by the Company and the Parent or the waiting period thereby required shall have expired or been terminated.
               (b) Approval of Shareholders. This Agreement, the Merger and the transactions contemplated by this Agreement shall (if necessary) have received the requisite approval and authorization of the Shareholders.
               (c) Statutes, Court Orders. No statute, rule or regulation shall have been enacted or promulgated by any governmental authority which prohibits the consummation of the Merger, and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Merger.
               (d) Purchase of Company Common Stock in Offer. Parent, Acquisition or their affiliates shall have purchased Company Common Stock pursuant to the Offer, except that this condition shall not apply if Parent, Acquisition or their affiliates shall have failed to purchase Company Common Stock pursuant to the Offer in breach of their obligations under this Agreement.
          7.2 Condition to Parent’s and Acquisition’s Obligation to Effect the Merger. The obligations of Parent and Acquisition to consummate the Merger are further subject to the fulfillment of the condition that all actions contemplated by Section 2.18(b) hereto shall have been taken, which may be waived in whole or part by Parent or Acquisition.
ARTICLE 8
NO SURVIVAL OF REPRESENTATIONS AND
WARRANTIES; INDEMNIFICATION
          8.1 No Survival of Representations and Warranties. None of the representations, warranties, covenants, agreements and certifications of the Company and/or any officer of the Company contained herein shall survive the Effective Time.
          8.2 Directors’ and Officers’ Indemnification.
               (a) Subsequent to the Effective Time, Acquisition shall cause the Surviving Corporation to, and the Surviving Corporation and Parent, jointly and severally, shall, indemnify and hold harmless each present and former director and officer of the Company (collectively, the “Indemnified Parties”) against all losses in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as director or officer occurring before the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, for a period of six years after the Closing Date, in each case to the fullest extent permitted under applicable Law (and shall pay any expenses in advance of the final disposition of such action or proceeding to each Indemnified Party to the fullest extent permitted under applicable Law, upon receipt from the Indemnified Party to whom expenses are advanced of an undertaking to repay such advances as required under applicable Law); provided, however, that, if any claim for indemnification is asserted or made within such six year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim. Until the Effective Time, the Company shall keep in effect Article 7 of its certificate and Article 5 of its bylaws, and thereafter for a period of six years the Surviving Corporation shall keep in effect in its certificate and bylaws provisions which provide for indemnification exculpation to the extent provided for in Article 7 and Article 5 of the certificate and bylaws, respectively.
               (b) In the event the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, provision shall be made by the Surviving Corporation so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 8.2.
               (c) Parent and Acquisition shall cause to be maintained in effect for not less than four years after the Effective Time the current policies, or substantially similar policies, of directors’ and officers’ liability insurance maintained by the Company with respect to matters existing or occurring at or prior to the Effective Time; provided, however, the Parent and Acquisition shall not be required to expend an amount greater than 150% of the annual premium of the current policy.
ARTICLE 9
TERMINATION
          9.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing (whether before or after the approval of this Agreement by the Shareholders), as follows:
               (a) by mutual written agreement of the Parent and the Company;
               (b) by either of the Company or Parent:
                    (i) if (x) the Offer shall have expired without any Company Common Stock being purchased therein or (y) Acquisition shall not have accepted for payment all Company Common Stock tendered pursuant to the Offer by

September 30, 1998; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of Parent or Acquisition, as the case may be, to purchase the Company Common Stock pursuant to the Offer on or prior to such date; or
                    (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the acceptance for payment of, or payment for, Company Common Stock pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and non-appealable.
               (c) by the Company:
                    (i) if Parent, Acquisition or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided, that the Company may not terminate this Agreement pursuant to this Section 9.1(c)(i) if the Company is at such time in breach of its obligations under this Agreement;
                    (ii) in connection with entering into a derivative agreement in connection with an Acquisition Transaction, provided it has complied with all provision of Section 3.4, including the notice provisions therein, and that it makes simultaneous payment of the $2,500,000 payment referred to in Section 9.3 hereof, plus any amounts then due as a reimbursement of expenses; or
                    (iii) if Parent or Acquisition shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured, in all material respects, within 30 days after the giving of written notice to Parent or Acquisition, as applicable.
               (d) by Parent:
                    (i) if, due to an occurrence, not involving a breach by Parent or Acquisition of their obligations hereunder, which makes it impossible to satisfy any of the conditions set forth in Annex A hereto, Parent, Acquisition, or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer;
               (ii) if prior to the purchase of Company Common Stock pursuant to the Offer, the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in paragraph (f) or (g) of Annex A hereto and (B) cannot be or has not been cured, in all material respects, within 30 days after the giving of written notice to the Company; or
               (iii) if either Parent or Acquisition is entitled to terminate the Offer as a result of the occurrence of any event set forth in paragraph (e) of Annex A hereto.
          9.2 Rights on Termination. In the event of termination and abandonment of the Merger by any party pursuant to Section 9.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the Merger and the other transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated and the transactions contemplated hereby are not consummated pursuant to Section 9.1 of this Agreement, this Agreement shall become void and of no further force and effect, except for (a) the provisions of Section 3.1 relating to the obligation of the Parent and Acquisition to keep confidential and not to use certain information obtained from the Company and (b) the provisions of Section 9.3 relating to the Company’s obligations to make certain payments to the Parent.
          9.3 Termination Fee Payable to the Parent. Notwithstanding any provision to the contrary contained herein, the Company shall immediately pay to the Parent (x) the amount of $2,500,000 and (y) all reasonably documented out-of-pocket expenses reasonably incurred by the Parent and Acquisition in connection with this Agreement and the Merger in an amount not to exceed $600,000 if this Agreement is terminated: (1) by the Company pursuant to Section 9.1(c)(ii), (2) by the Parent pursuant to Section 9.1(d)(iii) hereof, (3) by Parent pursuant to Section 9.1(d)(ii) if the breach thereof is due to the Company’s intentional or bad faith acts, or (4) by either the Company or Parent pursuant to Section 9.1(b)(i) and (a) prior thereto there shall have been publicly announced another Acquisition Proposal or an event set forth in paragraph (h) of Annex A shall have occurred and (b) an Acquisition Proposal shall be consummated on or prior to March 31, 1999. The amount in (x) above shall be paid concurrently with any such termination and the amount in (y) above shall be paid within five (5) business days after receipt by the Company of reasonably detailed evidence or the same. Upon receipt of such payments, the Parent shall not be entitled to and shall waive the right to seek damages or other amounts or remedies from the Company for breach of, or otherwise in connection with, this Agreement.
          9.4 Other Remedies. Notwithstanding any provision to the contrary contained herein, if this Agreement is terminated pursuant to Article 9 or otherwise by the Company, on the one hand, or the Parent or Acquisition, on the other hand, and the non-terminating party is not entitled to receive the payments described in Section 9.3 (as the case may be), then the non-terminating party shall be entitled to pursue any available legal rights to recover actual damages, including, without limitation, its reasonable costs and expenses incurred in pursuing such recovery (including, without limitation, reasonable attorneys’ fees).
ARTICLE 10
MISCELLANEOUS
          10.1 Expenses. If this Agreement is not consummated, the Parent and Acquisition, on the one hand, and the Company, on the other hand, shall bear their respective legal fees and expenses.
          10.2 Entire Agreement; Amendment. This Agreement and the documents referred to in this Agreement and required to be delivered pursuant to this Agreement constitute the entire agreement among the parties pertaining to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          10.3 Governing Law. This Agreement shall be governed and construed (i) with respect to the Merger, in accordance with the laws of the State of Minnesota and (ii) with respect to all other transactions contemplated hereunder, in accordance with the laws of the State of Illinois, applicable to agreements made and to be performed entirely within such States.
          10.4 Assignment. Prior to the Closing, this Agreement may not be assigned by any party hereto, except with the prior written consent of the other parties hereto.
          10.5 Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date personally delivered or sent by telephonic facsimile transmission (with a copy via regular mail) or one day after sending via nationally recognized overnight courier or five days after deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this Section of a change of address:

If to the Parent:	Ivex Packaging Corporation
100 Tri-State Drive
Suite 200
Lincolnshire, Illinois 60069
Telephone: (847) 945-9100
Telecopy: (847)945-2355
Attention: General Counsel

With a copy to:

Skadden, Arps, Slate, Meagher & Flom (Illinois)
333 West Wacker
Suite 2100
Chicago, Illinois 60606
Telephone: (312)407-0700
Telecopy: (312) 407-0411

Attention: William R. Kunkel, Esq.

If to the Company:	ULTRA PAC, Inc.
22051 Industrial Boulevard
Rogers, Minnesota 55374
Telephone: (612) 428-8340
Fax No.

Attention: Calvin Krupa

with a copy to:

Larkin Hoffman Daly & Lindren
7900 Xerxes Avenue South
Suite 1500
Bloomington, MN 55431
Telephone: (612) 896-3291
Fax No.: (612) 896-3333

Attention: Frank I. Harvey, Esq.

and

Katten Muchin & Zavis
525 W. Monroe
Suite 1600
Chicago, IL 60661
Telephone: (312) 902-5200
Fax No.: (312) 902-1061

Attention: David J. Kaufman, Esq.
          10.6 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.
          10.7 Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders.
          10.8 Specific Performance. The parties agree that the assets and business of the Company as a going concern constitute unique property and, accordingly, each party shall be entitled, at its option and in addition to any other remedies available as herein provided, to the remedy of specific performance to effect the Merger as provided in this Agreement.
          10.9 No Reliance. Except for the parties to this Agreement: (a) no Person is entitled to rely on any of the representations, warranties and agreements of the parties contained in this Agreement; and (b) the parties assume no liability to any Person because of any reliance on the representations, warranties and agreements of the parties contained in this Agreement.
          10.10 Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.
          10.11 No Third Party Beneficiary. Except as provided pursuant to Section 8.2 hereof, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors and assigns and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

     IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be duly executed as of the day and year first above written.

IVEX PACKAGING CORPORATION
By:
Name
Title:

PACKAGE ACQUISITION, INC.
By:
Name
Title:

ULTRA PAC, INC.
By:
Name
Title:

Annex A
Certain Conditions of the Offer
     Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) Acquisition’s right to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), Acquisition shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-I(c) under the Exchange Act (relating to Acquisition’s obligation to pay for or return tendered Company Common Stock promptly after termination or withdrawal of the Offer), and may terminate or amend the Offer as to any Company Common Stock not then paid for, if (i) any applicable waiting period under the HSR Act has not expired or terminated, (ii) the Minimum Condition has not been satisfied, or (iii) at any time on or after the date of the Merger Agreement and before the time of acceptance for payment for any such Company Common Stock, any of the following events shall have occurred:
          (a) there shall be threatened or pending any suit, action or proceeding by an Governmental Entity against Acquisition, Parent or the Company (i) seeking to prohibit or impose any material limitations on Parent’s or Acquisition’s ownership or operation (or that of Parent’s Subsidiaries or affiliates) of all or a material portion of their or the Company’s businesses or assets, or to compel Parent or Acquisition or Parent’s Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and Parent’s Subsidiaries, in each case taken as a whole, (ii) challenging the acquisition by Parent or Acquisition of any Company Common Stock under the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by the Agreement, or seeking to obtain from the Company, Parent or Acquisition any damages that are material in relation to the Company, (iii) seeking to impose material limitations on the ability of Acquisition, or render Acquisition unable, to accept for payment, pay for or purchase some or all of the Company Common Stock pursuant to the Offer and the Merger, (iv) seeking to impose material limitations on the ability of Acquisition or Parent effectively to exercise full rights of ownership of the Company Common Stock, including, without limitation, the right to vote the Company Common Stock purchased by it on all matters properly presented to the Company’s shareholders, or (v) which otherwise is reasonably likely to have a Material Adverse Effect;

          (b) there shall be any statute, rule regulation, judgment, order or injunction enacted, entered, enforced or promulgated on behalf of a Government Entity, to the Offer or the Merger, or any other action shall be taken by any Governmental Entity, other than the application to the offer or the Merger of applicable waiting periods under HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;
          (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States; (iv) any limitation (whether or not mandatory) by any United States governmental authority on the extension of credit generally by banks or other financial institutions, or (v) a change in general financial, bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;
          (d) there shall have occurred any events after the date of the Agreement which, either individually or in the aggregate, would have a Material Adverse Effect; provided, however, that no event, change or effect that materially results from the Transactions or the announcement thereof shall be deemed to cause either individually or in the aggregate, a Material Adverse Effect;
          (e) (i) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent or Acquisition its approval or recommendation of the Offer, the Merger or the Agreement, or approved or recommended any Acquisition Proposal or (ii) the Company shall have entered into any agreement with respect to any Superior Proposal in accordance with Section 3.4 of the Agreement;
          (f) the representations and warranties of the Company set forth in the Agreement shall not be true and correct, in each case (i) as of the date referred to in any representation or warranty which addresses matters as of a particular date, or (ii) as to all other representations and warranties, as of the date of the Agreement and as of the scheduled expiration of the Offer, unless the inaccuracies (without giving effect to any materiality or material adverse effect qualifications or materiality exceptions contained therein) under such representations and warranties, taking all the inaccuracies under all such representations and warranties together in their entirety, do not, individually or in the aggregate, result in a Material Adverse Effect;
          (g) the Company shall have failed to perform any obligation or to comply with any agreement or covenant to be performed or complied with by it under the Agreement other than any failure which would not have, either individually or in the aggregate, a Material Adverse Effect;
          (h) any person acquires beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of at least 15% of the outstanding Company Common Stock (other than any person not required to file a Schedule 13D under the rules promulgated under the Exchange Act); or
          (i) the Agreement shall have been terminated in accordance with its terms.
     The foregoing conditions are for the sole benefit of Parent and Acquisition, may be asserted by Parent or Acquisition regardless of the circumstances giving rise to such condition (including any action or inaction by Parent or Acquisition not in violation of the Agreement) and may be waived by Parent or Acquisition in whole or in part at any time and from time to time in the sole discretion of Parent or Acquisition, subject in each case to the terms of the Merger Agreement. The failure by Parent or Acquisition at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time from time to time.

5M-225

MINNESOTA SECRETARY OF STATE

AMENDMENT OF ARTICLES OF INCORPORATION

READ INSTRUCTIONS LISTED BELOW, BEFORE COMPLETING THIS FORM.

1. Type or print in black ink.
2. There is a $35.00 fee payable to the Secretary of State for filing this "Amendment of Articles of Incorporation".
3. Return Completed Amendment Form and Fee to the address listed on the bottom of the form.

CORPORATE NAME: (List the name of the company prior to any desired name change)

ULTRA PAC, INC.

____

The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form____.)

ARTICLE 1

ARTICLE 3

THIRD: The aggregate number of shares that the corporation has authority to issue is 2,000, all of which are of a par value of one cent ($.01) each and are of the same class and series and are Common shares.

This amendment has been approved pursuant to *Minnesota Statutes chapter 302A or 317A*. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

____
(Signature of Authorized Person)

Name and telephone number of contact person: G. Douglas Patterson (847) 374-4353
Please print legibly

All of the information on this form is public and required in order to process this filing. Failure to provide the requested information will prevent the Office from approving or further processing this filing.

If you have any questions please contact the Secretary of State's office at (651)296-2803.

RETURN TO: Secretary of State
160 State Office Bldg., 100 Constitution Ave.
St. Paul, MN 55155-1299, (651)296-2803

08921340 Rev. 10/98

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
JAN 2 ? 2000
Mary Kiffmeyer
Secretary of State

742729

MINNESOTA SECRETARY OP STATE AMENDMENT OF ARTICLES OF INCORPORATION READ INSTRUCTIONS LISTED BELOW, BEFORE COMPLETING THIS FORM. Type or print In black Ink. There «aM5.00ff«pr^tatotheSecrataiyofStat9for«r^mii’AmmdmOTtorArtitoflncorpor«tton*. Return Competed AnwndmantFbrmpndFeatotheaddreulistedonttwboltornofthBfbnn. CORPORATE NAME: (Lbt the name ofthe company prior toany desired namechange) This amendment to effective on the day It Is filed with the Secretary of State, unless you Indicate another date, nn later than 30 days after filing with the Secretary of State. ThefoflowingamerKmien[(a)to articles regulailrqtte artlcie(s) Indicating which arttetefs) Is (are) being amended or added.) If lha fuHtext of the amendment wlU not fit In the space provided, aKach additional numbered pages. (Total number cf pages Including Into form ARTICLE 1 FIRST! The name of the corporation (hereinafter called the “corporation”) la: ULTRA PAC, INC, ARTICLE 3 THIRD; The aggregate nuober of shares that the corporation has authority to isaur la 2,000, all of which are of a par value of one cent ($.01) ench and are of the set: •• clftss and series and are Common shares. This amendtnant has been approved pursuant to Minnesota Statutes chapter 302A ofTTTHO certify that I am authorized to. execute this amendment and I further certify that I understand that by signing this ammdmenhJ am subject to the penalties of perjury as set forth In section 600.48 as If I had sly -d into amendment underwrOTV. ) (Signature of Authorized Person) Name and (otophone number of contact parson: All of the Information on this form Is public and required in enter to process Into filing. Failure to provide the requested Information wffl prevent the Office from approving or further processing this filing. If >ou have any questions please contact the Secretary of State’s office at(6S1)2M4S03. RETURNTO: SecrataryofState 160 State Office BWg., 100 ConstBuUonAve. StPaul. MN 55165-1299, (851)296-2803 omzimo rw.kvm

5M-225

1. Entity Name:

ULTRA PAC, INC.

33 South Sixth Street, Multifoods Tower	Minneapolis	MN	55402
Street	City	State	Zip Code

Corporation Service Company

C/o Alcoa Inc.
201 Isabella Street
Pittsburgh, PA 15212

Please add mailing address per J.N.

Laura R. Dunlap

Signature of Authorized Person
Laura R. Dunlap

Name and Telephone Number of a Contact Person: Ellyn Herndon (800)342 8086
please print legibly

Non-Minnesota Corporations: $50.00.

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED DS
JAN 21 2003
Mary Kiffmeyer
Secretary of State

00000075 Rev. 10 145145

MINNESOTA SECRETARY OF STATE NOTICE OF CHANCE OF REGISTERED OFFICE/ REGISTERED AGENT Pteaaa read Ilia ftatnicHons on lire back before completing ihlc Axrn. 1. Entity Name: JttJSA PAC^JENC. 2, RBflhtaed Office Addren (No. S Street): list a compMa strasl aodrau or ma raula and rural route box number. A poit offioa box h not acceptable. J3 South sixth Street. HiiltHoorii Tovxr Minna«poli« HH 55<03 Stmet City Sttti ZlpCcda 3. Radila^Anenintofcli^oomtt are reputed fiyf.VM d mH^lodailanBtBiiiiaoanLyouinustlM710NebithltliQit.D6 “ GtoAbMino. a01WMlt6bMl Pftobu^. PA 18212 In cempMnca wm Mmnoaoia Mint, Saetfon 302A.123,309.10,308A.02S. 317A.123 or 3Z2B.1351 cartHy that tfta abova NM company hu mnHvad to ehanga Uw «nlH/» ragtototatf office and/or agant as IHtadabova. lcerttiym«l«maiiUi«teadto«xKutethl»no<k»ajKjlfurt^ ttw panaltea of paifuiy aa art forth In MnnaMa Statute Sacdon 609x18 u HI had iH,.wl thb nofca undaroath. SIgnatura of AuUwdtt’Panon Mura R. Ounlap NamaandTelapnonaNiinibarotaCa«I^Paiien:gllvn Herndon (MO..)aaa BOft pKnit print bgltty Flno Par. For Pwfll Minnesota CoipOfaUoni, Coooomllwt and Umltad UabWy Companlw; WS.OO. MlnnaMila Nonprefll Corporationt: No (3S.OO be to due unlesa ycu an adding or nmovlng an agant NorvWInnajotaCorpwatiora: $50.00. Maka chaeka payaHa to Saeratary of Watt Raturn la Mlnnuota Aaeratary of Sttta 160 State OffleaBldg. lOOCanaUtuflonAva. H Paul, MN 38155*1299 (661)2964801

MINNESOTA SECRETARY OF STATE
NOTICE OF CHANGE OF REGISTERED OFFICE/
REGISTERED AGENT
DC - RO (Global)
Please read the instructions on the back before completing this form.

1.	Entity Name:
See attached list

2.	Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A post office box is not acceptable.

380 Jackson Street, Suite 418,	St. Paul	MN	55101

Street	City	State	Zip Code
3.	Registered Agent (Registered agents are required for foreign entities but optional for Minnesota entities):
If you do not wish to designate an agent, you must list “NONE” in this box. DO NOT LIST THE ENTITY NAME.
In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the entity’s registered office and/or agent as listed above.
I certify that I am authorized to execute this notice and I further certify that I understand that by signing this notice I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this notice under oath.

/s/ John H. Pelletier
Signature of Authorized Person
John H. Pelletier, Assistant Vice President
Name and Telephone Number of a Contact Person:	Anne Grigorakos (212) 299-9100
please print legibly
Filing Fee: For Profit Minnesota Corporations, Cooperatives and Limited Liability Companies: $35.00.
Minnesota Nonprofit Corporations: No $35.00 fee is due unless you are adding or removing an agent.
Non-Minnesota Corporations: $50.00.
Make checks payable to Secretary of State
Return to: Minnesota Secretary of State
180 State Office Bldg.
100 Rev. Dr. Martin Luther King Jr. Blvd.
St. Paul, MN 55155-1299
(651) 296-2603

07/06/2005 List of DC entities for Global RO Amendment - DTN 14107990005

Charter	Type	Business Name	Agent Name	Previous RO Address	Status
X 12F-414	DC	65th Street, Inc.		33 S 6th Str Multifoods Tower	Processed successfully
4C-167	DC	80 South Eighth Street Hotel Operations, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 12D-591	DC	A C O RESTORATION COMPANY, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X764250-2	DC	A COUNTRY FLOWER MARKET, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 10W-97	DC	A Plus Investors, Inc.	Corporation Service Company	475 W University Ave #103	Processed successfully
X 12I-8	DC	ABELARD CONSTRUCTION, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X882303-2	DC	ACCENDI, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X631373-8	DC	ACCESS PHILANTHROPY, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
N-1099	DC	Acordia of Minnesota, Inc.	Corporation Service Company	33 S 6th Str	Processed successfully
1125144-2	DC	ACTION LOGISTIC SERVICES, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 9F-945	DC	Activision Value Publishing, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 12P-407	DC	Adculture Group (USA) Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11Y-566	DC	ADDRESS LABELS EXPRESS, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 12I-927	DC	ADVANCED TECHNOLOGY DETECTION, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11N-671	DC	Adventures in Good Company, Incorporated	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 7M-704	DC	AFC Enterprises, Inc.	Prentice-Hall Corp System Inc	33 S 6th Str Multifoods Tower	Processed successfully
X 12T-126	DC	AGILE DESIGN INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11E-915	DC	AIIM Restaurant, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X736802-2	DC	ALAN AND ADAM, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
28742-AA	DC	Alderwoods (Minnesota), Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1W-443	DC	Alexander and Sons, Inc.	Prentice-Hall Corp System Inc	33 S 6th Str Multifoods Twr	Processed successfully
1073867-2	DC	ALS NETWORKS INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
5E-526	DC	AMASI Minnesota, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 9S-194	DC	AmCane Company	Corporation Service Company	33 S 6th Str	Processed successfully
X 7P-901	DC	AmCane International, Inc.	Corporation Service Company	33 S 6th Str	Processed successfully
X721201-2	DC	American Commercial, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
1259003-6	DC	AMERICAN DEBT SPECIALISTS, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11S-475	DC	AMERICAN HOUSEKEEPING OF MINNESOTA, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X723672-2	DC	AMERICAN SYNERGY CONSULTING, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully

Charter	Type	Business Name	Agent Name	Previous RO Address	Status
X 10D-914	DC	Ameritrade Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X919957-2	DC	ANDERSON AND SONS SPECIALIZED CONCRETE AND MASONRY	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 10N-704	DC	Aon Risk Services, Inc. of Minnesota	Corporation Service Company	33 S 6th Str	Processed successfully
1L-816	DC	APACHE-MINNESOTA THOM MCAN, INC.	US Corp	33 S 6th Str Multifoods Twr	Processed successfully
4Q-183	DC	Apple American Midwest, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 7S-106	DC	APPLEBEE’S OF MINNESOTA, INC.	Corporation Service Company	33 S 6th Str	Processed successfully
X 12R-766	DC	Argosy University Family Center, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 5Q-954	DC	Arvig Cellular, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
152-AA	DC	Arvig Telephone Company	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 10N-111	DC	ASI/LVI ENVIRONMENTAL SERVICES INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 9Q-453	DC	Associated Material Handling (Minnesota), Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
1T-293	DC	Ate Management of Duluth, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 9T-695	DC	ATLANTIC BOOKS-MINNESOTA, INC.	Corporation Service Company	33 S 6th Str 3800 Multifoods Tower	Processed successfully
X 11U-130	DC	AXIS CONSULTING, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 8W-191	DC	Bacou-Dalloz USA Finance, Inc.	Prentice-Hall Corp System Inc	33 S 6th Str Multifoods Tower	Processed successfully
X 12P-56	DC	BADGER EQUIPMENT COMPANY	CSC The United States Corp Co.	33 S 6th Str Multifoods Twr	Processed successfully
X550155-2	DC	BARKAT, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 8H-218	DC	Belton Missouri Development Corporation	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 12E-526	DC	BIG E’S SOUL FOOD, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 7T-862	DC	BL Development Corp.	Corporation Service Company	33 S 6th Str	Processed successfully
X 12H-556	DC	BL Houston, Inc.		33 S 6th Str Multifoods Twr Corp Svc	Processed successfully
X 110-785	DC	BLOODTIME.COM INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
5G-434	DC	BLOOMINGTON, MN., L.T., INC.	United States Corp Company	33 S 6th Str Multifoods Tower	Processed successfully
1200503-2	DC	BLUE OX SUBS, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1189510-2	DC	Bonne Idee, Ltd.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11L-878	DC	BONZER TUCKER 2001, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 10T-574	DC	Bonzer Tucker 99, Inc.	Corporation Service Company	475 W University Ave #103	Processed successfully
4M-1043	DC	BOSS MANUFACTURING MARKETING, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
2.00E-252	DC	Boston Scientific Scimed, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 6B-807	DC	Brandon Capital Corporation	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully

Charter	Type	Business Name	Agent Name	Previous RO Address	Status
1A-678	DC	Bridge Water Telephone Co.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 7A-536	DC	Bright Start, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 11K-463	DC	Brown & Brown of Minnesota, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 9W-419	DC	BROWN (MN) QRS 12-38, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1X-673	DC	Bunzl Distribution Leasing, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 6P-182	DC	Burnet Realty Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 10K-997	DC	Burnet Title, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1035337-2	DC	BURNHAM ENTERPRISES, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 12O-380	DC	Calben (Minnesota) Corporation	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 12L-213	DC	Campus Center Irvine, Inc.		33 S 6th Str Corporation Service Co	Processed successfully
X 7E-134	DC	Capri Corp.	Lexis Document Services Inc	33 S 6th Str - Multifoods Twr	Processed successfully
3J-1110	DC	Carleton Corporation	Corporation Service Company	33 S 6th Str	Processed successfully
1330007-2	DC	Carlson Summit, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 7K-37	DC	Casino Magic Corp	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 121-561	DC	CASTLECREEK PROPERTIES, INC	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X689818-2	DC	CATHERINES #5412, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X853517-2	DC	CATHERINES #5432, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
625745-10	DC	CATHERINES #5645, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 12L-853	DC	CATHERINES #5748, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 11R-873	DC	Catherines #5862, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 10J-169	DC	CCCMN, INC.	LexisNexis Document Solutions	33 S 6th Str - Multifoods Twr	Processed successfully
X557268-2	DC	Cenco, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
Y-673	DC	Charter Video Electronics, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1270522-3	DC	CHAZ GROUP, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11I-420	DC	CHEC Industrial Loan Corporation	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 9G-659	DC	Chevas Companies, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 6G-404	DC	Chili’s of Minnesota, Inc.	Prentice-Hall Corp System Inc	33 S 6th Str Multifoods Twr	Processed successfully
X 12K-314	DC	Chino North, Inc.		33 S 6th Str Corporation Service Co	Processed successfully
X 12K-315	DC	Chino South, Inc.		33 S 6th Str Corporation Service Co	Processed successfully
4.00E-19	DC	CINQUINA & ASSOCIATES, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
3H-66	DC	Circuit Check, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
3O-1162	DC	Cloquet Newspapers, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 10I-571	DC	Community Publications, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 6B-352	DC	Consan Incorporated	Corporation Service Company	33 S 6th Str	Processed successfully

Charter	Type	Business Name	Agent Name	Previous RO Address	Status
1159261-2	DC	Construction Labor Contractors, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
6-AA	DC	Continental Machines, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 10l-573	DC	COOK COUNTY PUBLICATIONS, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 8U-390	DC	COUNTRY INNS & SUITES CORPORATE OWNED, INC.	Corporation Svc Company	33 S 6th Str Multifoods Twr	Processed successfully
X 9R-153	DC	Countrywide Home Loans of Minnesota, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1Z-44	DC	CPT Holdings, Inc.	Prentice-Hall Corp System Inc	33 S 6th Str Multifoods Twr	Processed successfully
X 11M-644	DC	CRS of Minnesota, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1057-AA	DC	Crystal Lake Cemetery Association	Prentice-Hall Corp System Inc	33 S 6th Str Multifoods Tower	Processed successfully
X 12O-99	DC	CSU Brokerage, Inc.		33 S 6th Str #3100	Processed successfully
4T-750	DC	Curative Health Services Co.	Corporation Service Co	33 S 6th Str Multifoods Twr	Processed successfully
X 12S-387	DC	Curative Health Services III Co.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 12S-385	DC	Curative Health Services, Inc.	Corporation Service Co	33 S 6th Str Multifoods Twr	Processed successfully
X900582-2	DC	CUSTOMER CENTRIX SOLUTIONS, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1O-889	DC	CVN Companies, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
4Z-898	DC	CVN Direct Marketing Corp.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 5Q-215	DC	CVN Distribution Co., Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 5Z-755	DC	CVN Management, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
5I-805	DC	CVN Michigan, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X647008-2	DC	D & E VENTURES, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
2C-150	DC	Dakota Barge Service, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 7Q-610	DC	Delaware Investments Arizona Municipal Income Fund	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 7V-770	DC	Delaware Investments Colorado Insured Municipal In	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 7I-238	DC	Delaware Investments Minnesota Municipal Income Fu	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 7Q-612	DC	Delaware Investments Minnesota Municipal Income Fu	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 7X-163	DC	Delaware Investments Minnesota Municipal Income Fu	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X966806-2	DC	DENTAL EXPRESS, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
2G-431	DC	Detector Electronics Corporation	Prentice-Hall Corp System Inc	33 S 6th Str Multifoods Twr	Processed successfully
X 11L-879	DC	DEVOTED TO YOU BOOKS, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 11P-679	DC	DGF, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 12C-500	DC	DIGITAL CORNERS INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully

Charter	Type	Business Name	Agent Name	Previous RO Address	Status
X 5Y-970	DC	Diversified Pharmaceutical Services, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X F-133	DC	DoALL Industrial Supply Corp.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 12S-192	DC	DOROTHYJERRY DJ INC	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 12G-996	DC	DOUG’S BOATS & PONTOONS, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1155374-2	DC	ED LEE AGENCY, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 12N-190	DC	EKTA, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 7T-963	DC	Eloigne Company	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
O-97	DC	EMC Corporation	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 10C-996	DC	EmCare of Minnesota, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower %CSC	Processed successfully
X 11Q-758	DC	Empower SLS Inc.	Corporation Service Company	475 W University Ave #103	Processed successfully
X 12C-564	DC	ENERGY PLUS OF MINNESOTA, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11U-726	DC	EOPTEX, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 12F-319	DC	ERIEL HANDS & FEET, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11Q-252	DC	ESI Resources, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 12P-628	DC	EVOLUTION EXPERIENCE HAIR CULTURE, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 5T-4	DC	FASHION BUG #2052, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 6I-228	DC	FASHION BUG #2187, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 6K-375	DC	FASHION BUG #2214, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 6M-441	DC	Fashion Bug #2218, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 6S-173	DC	FASHION BUG #2328, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 6T-936	DC	FASHION BUG #2351, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 7A-216	DC	Fashion Bug #2424, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 7E-384	DC	FASHION BUG #2488, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 7P-513	DC	FASHION BUG #2749, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 10F-750	DC	Fashion Bug #3219, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 10M-697	DC	Fashion Bug #3265, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 10N-336	DC	Fashion Bug #3271, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 10T-62	DC	Fashion Bug #3296, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 10T-56	DC	Fashion Bug #3304, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 10T-894	DC	Fashion Bug #3330, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 10T-842	DC	Fashion Bug #3337, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 10W-657	DC	Fashion Bug #3382, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11P-360	DC	FASHION BUG #3626, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 5P-456	DC	FASHION BUG #471, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
5K-311	DC	FASHION BUG #575, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully

Charter	Type	Business Name	Agent Name	Previous RO Address	Status
X 50-139	DC	FASHION BUG #597, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
4V-293	DC	FASHION BUG OF MIDWAY, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 5P-837	DC	FASHION BUG PLUS #985, Inc.	Corpoation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X852333-2	DC	FINANCIAL CONSULTANTS OF MINNESOTA, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1Q-236	DC	First Northern Financial Resources, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1019746-2	DC	FUNDAMENTALLY SOUND, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1O-93	DC	Gamble Development Company	Prentice Hall Corp System	33 S 6th Str Multifoods Twr	Processed successfully
X 6W-906	DC	GAME FINANCIAL CORPORATION	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 8O-655	DC	GameCash, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 8Y-481	DC	GAZDA TRANSPORTATION, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 8U-558	DC	GCA Acquisition Subsidiary, Inc.	Corporation Service Company	33 S 6th Str	Processed successfully
X 12K-30	DC	GENERAL DOLLAR INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1328106-2	DC	GENERAL SAFETY FIRE APPARATUS, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
2N-1057	DC	Gibbco Scientific, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1276161-2	DC	GKGF&S Acquisitions XXXII, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 6G-53	DC	GOLDEN ARCH OF MINNESOTA, INC.	Prentice Hall Corp System Inc	33 S 6th Str Multifoods Twr	Processed successfully
X 7T-267	DC	GOURMET SYSTEMS OF MINNESOTA, INC.	Corporation Service Company	33 S 6th Str	Processed successfully
H-844	DC	Graco Inc.	Corporation Service Company	33 S 6th Str #4100 Multifoods Twr	Processed successfully
X 11D-435	DC	Graco Minnesota Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 7L-597	DC	Grand Casinos of Mississippi, Inc. - Biloxi	Corporation Service Company	33 S 6th Str	Processed successfully
X 6X-508	DC	Grand Casinos, Inc.	Corporation Service Company	33 S 6th Str	Processed successfully
X 7K-119	DC	Grand Media Buying, Inc.	Corporation Service Company	33 S 6th Str	Processed successfully
5G-442	DC	GRAND RAPIDS NEWSPAPERS, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
S-235	DC	GT Seed Treatment, Inc.	Corporation Service Company	33 S 6th Str	Processed successfully
1M-1153	DC	H. T. C., Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
J-432	DC	Hartford Administrative Services Company	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 8H-484	DC	Hastings, Nebraska Development Corporation	Corporation Services Company	33 S 6th Str Multifoods Twr	Processed successfully
X 6E-9	DC	HHEI, Inc.	Prentice-Hall Corp System Inc	33 S 6th Str Multifoods Tower	Processed successfully
X 12L-691	DC	HI/OCC, Inc.	Corporation Service Company	33 S 6th Str #4100 Multifoods Tower	Processed successfully
1320052-2	DC	HMIC, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully

Charter	Type	Business Name	Agent Name	Previous RO Address	Status
X 12l-952	DC	HODGES PROJECT MANAGEMENT, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
5K-189	DC	HOLIDAY FITNESS CENTER, INC.	United States Corp Co	33 S 6th Str Multifoods Twr	Processed successfully
X 7H-418	DC	Holland Technologies, Inc.	Corporation Service Company	33 S 6th Str	Processed successfully
1241361-2	DC	HOME BEST, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
3G-1015	DC	Home Care Oxygen Service, Inc.	Corporation Service Company	33 S 6th Str	Processed successfully
5B-897	DC	Home Owners Insurance Services, Inc.	Prentice Hall Corp System Inc	33 S 6th Str	Processed successfully
X 6Q-351	DC	Home Referral Network Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 7l-383	DC	HOOHOBBERS OF MINNESOTA, INC.	Prentice-Hall Corp System Inc	33 S 6th Str Multifoods Twr	Processed successfully
G-1017	DC	Hopkins Services, Inc.	Prentice Hall Corp System	33 S 6th Str Multifoods Twr	Processed successfully
X 8G-359	DC	Hunt Builders, Inc.	Corporation Service Company	33 S 6th Str	Processed successfully
1159249-2	DC	HUTCHISON FAMILY NETWORKING, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11R-815	DC	ILM PROFESSIONAL SERVICES, INC.	Corporation Service Company	475 W University Ave #103	Processed successfully
X 12G-779	DC	INTEGRATED TELECOM SYSTEMS, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 12N-950	DC	INTELLIGENT FUN, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 8J-774	DC	INTERACTIVE VOICE MEDIA (MN) CORP.	Prentice-Hall Corp System Inc	33 S 6th Str Multifoods Twr	Processed successfully
X 11W-57	DC	Internet Home Business Marketing, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11U-170	DC	IRENIX CORP.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X665871-2	DC	Iroquois/ICBA Insurance Services Group, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
3U-593	DC	Italgrani Elevator Company	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
3J-513	DC	Italgrani U.S.A., Inc.	Corporation Service Company	33 S 6th Str Multifood Twr	Processed successfully
1196324-2	DC	JAGMOHAN AUTOMOTIVE, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X889042-2	DC	JOEL DUECK HOMES, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 8A-933	DC	Jupiter Holdings, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1309888-3	DC	JV MERGER CORP.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 8H-217	DC	Kansas City East Development Corporation	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
2W-718	DC	Kavouras, Inc.	Corporation Service Company	33 S 6th Str	Processed successfully
X930082-2	DC	KBS, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
1253922-2	DC	KENNETH LOVE AND ASSOCIATES, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1O-779	DC	Keystone Automotive Industries MN, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 7E-897	DC	KLGT, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully

Charter	Type	Business Name	Agent Name	Previous RO Address	Status
X 12J-994	DC	KNIGHTS SPECIALTY INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 9U-612	DC	LAKE COUNTY PUBLICATIONS, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11K-141	DC	LANE BRYANT #6746, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
1043510-2	DC	LEANICS CORPORATION	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1234557-2	DC	LEVIATHAN CASH FLOWS, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 8M-543	DC	LexisNexis Risk Management Inc.	LexisNexis Document Solutions	33 S 6th Str - Multifoods Twr	Processed successfully
X 9F-608	DC	Lifetouch Church Directories and Portraits Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 8I-251	DC	LIFETOUCH Development Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
I-20	DC	LIFETOUCH Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
4Q-937	DC	LIFETOUCH National School Studios Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
4K-981	DC	LIFETOUCH Portrait Studios Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1419967-4	DC	Lightning Acquisition Corporation	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 12M-569	DC	LOCAL TECHNOLOGIES GROUP INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
5C-431	DC	LOGAN DULUTH INC.	U S Corp	33 S 6th Str Multifoods Twr	Processed successfully
X 9C-857	DC	LTA Software Services, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 9B-309	DC	M.M. MEDIA, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 10S-54	DC	Macquarie Office (US) No 2 Corporation	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 7G-404	DC	MALL OF AMERICA FAN CLUB, INC.	United States Corporation Co	33 S 6th Str Multifoods Tower	Processed successfully
X 7G-405	DC	MALL OF AMERICA KAY-BEE TOY, INC.	United States Corporation Co	33 S 6th Str Multifoods Tower	Processed successfully
X 6N-816	DC	MANNEY’S SHOPPER, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1173686-2	DC	MAO ENTERPRISES, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 7D-564	DC	MarineMax of Minnesota, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1377571-4	DC	MARSTONS ARC, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
4H-210	DC	MAYCO EXPORT, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 12O-379	DC	MBC (Minnesota) Corporation	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 10J-945	DC	MBJ Holdings, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
2W-585	DC	McDonald’s Restaurants of Minnesota, Inc.	Prentice-Hall Corporation	Multifoods Twr 33 S 6th Str	Processed successfully
X 11W-529	DC	MCH TECHNOLOGY, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 12K-709	DC	MEDCHECK, INC	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 12O-809	DC	MELDISCO - MCE 4000 SOUTH WEST COURT, MN., INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 6L-356	DC	MELDISCO H.C., INC.	Prentice-Hall Corp System	33 S 6th Str Multifoods Tower	Processed successfully
3K-638	DC	MELDISCO K-M 1450 UNIVERSITY AVE. WEST, MN., INC.	U S Corp	Multifoods Tower 33 S 6th Str	Processed successfully

Charter	Type	Business Name	Agent Name	Previous RO Address	Status
X 8J-618	DC	MELDISCO K-M 1940 ADAMS ST., MN., INC.	United States Corp Company	33 S 6th Str Multifoods Twr	Processed successfully
X 6P-321	DC	MELDISCO K-M 2107 N. GARDEN ST., MN., INC.	United States Corp	33 S 6th Str Mutlifoods Tower %US Corp	Processed successfully
3S-256	DC	Meldisco K-M 50th & Wadena, MN., Inc.	U S Corp	Multifoods Tower 33 S 6th Str	Processed successfully
X 5R-900	DC	MELDISCO K-M ALEXANDRIA, MN., INC.	United States Corp Co	33 S 6th Str	Processed successfully
X 7B-609	DC	MELDISCO K-M ANOKA, MN., INC.	United States Corp Company	33 S 6th Str Multifoods Tower	Processed successfully
3F-14	DC	Meldisco K-M Austin, Minn., Inc.	U S Corp	Multifoods Tower 33 S 6th Str	Processed successfully
3N-87	DC	Meldisco K-M Baxter, Minn., Inc.	U S Corp	Multifoods Tower 33 S 6th Str	Processed successfully
3B-545	DC	Meldisco K-M Bemidji, Minn., Inc.	U S Corp	Multifoods Tower 33 S 6th Str	Processed successfully
2E-506	DC	Meldisco K-M Blaine, Minn., Inc.	U S Corp	Multifoods Tower 33 S 6th Str	Processed successfully
2I-706	DC	Meldisco K-M Burnsville, Minn., Inc.	U S Corp	Multifoods Tower 33 S 6th Str	Processed successfully
2C-824	DC	Meldisco K-M Columbia Hts., Minn., Inc.	U S Corp	Multifoods Tower 33 S 6th Str	Processed successfully
3E-370	DC	MELDISCO K-M DETROIT LAKES, MN., INC.	U S Corp	Multifoods Tower 33 S 6th Str	Processed successfully
2O-361	DC	Meldisco K-M Duluth, Minn., Inc.	U S Corp	Multifoods Tower 33 S 6th Str %U S Corp	Processed successfully
X 6Y-622	DC	MELDISCO K-M DUNDAS, MN., INC.	United States Corp Company	33 S 6th Str Multifoods Tower	Processed successfully
X 6T-871	DC	MELDISCO K-M FAIRMONT, MN., INC.	United States Corporation Co	33 S 6th Str Multifoods Twr	Processed successfully
3I-252	DC	Meldisco K-M Fergus Falls, Minn., Inc.	U S Corp	Multifoods Tower 33 S 6th Str	Processed successfully
X 7S-207	DC	MELDISCO K-M FOREST LAKE, MN., INC.	United States Corp Company	33 S 6th Str Multifoods Tower	Processed successfully
3J-840	DC	Meldisco K-M Grand Rapids, Minn., Inc.	U S Corp	Multifoods Tower 33 S 6th Str	Processed successfully
3M-910	DC	Meldisco K-M Hibbing, Minn., Inc.	U S Corp	Multifoods Tower 33 S 6th Str	Processed successfully
3X-448	DC	Meldisco K-M Hutchinson, MN., Inc.	U S Corp	Mutlifoods Tower 33 S 6th Str	Processed successfully
3X-449	DC	Meldisco K-M International Falls, MN., Inc.	U S Corp	Multifoods Tower 33 S 6th Str	Processed successfully
3C-351	DC	Meldisco K-M Lake Street, Minn., Inc.	U S Corp	Multifoods Tower 33 S 6th Str	Processed successfully
3Z-70	DC	MELDISCO K-M MAPLE GROVE, MN., INC.	U S Corp	Multifoods Tower 33 S 6th Str	Processed successfully
X 6S-895	DC	MELDISCO K-M MARSHALL, MN., INC.	United States Corporation Co	33 S 6th Str Multifoods Twr	Processed successfully
2E-840	DC	Meldisco K-M Maryland Ave., Minn., Inc.	U S Corp	Multifoods Tower 33 S 6th Str	Processed successfully
2E-507	DC	Meldisco K-M Minnetonka, Minn., Inc.	U S Corp	Multifoods Tower 33 S 6th Str	Processed successfully
X 6T-444	DC	MELDISCO K-M MONTICELLO, MN., INC.	United States Corp Co	33 S 6th Str Multifoods Tower	Processed successfully
3I-253	DC	Meldisco K-M Moorhead, Minn., Inc.	U S Corp	Multifoods Tower 33 S 6th Str	Processed successfully
3M-911	DC	Meldisco K-M Oakdale, Minn., Inc.	U S Corp	Multifoods Tower 33 S 6th Str	Processed successfully

Charter	Type	Business Name	Agent Name	Previous RO Address	Status
4H-197	DC	MELDISCO K-M RED WING, MINN., INC.	US Corp	Multifoods Tower 33 S 6th Str	Processed successfully
3M-912	DC	Meldisco K-M Richfield, Minn., Inc.	US Corp	Multifoods Tower 33 S 6th Str	Processed successfully
3G-342	DC	Meldisco K-M Robert St., Minn., Inc.	US Corp	Multifoods Tower 33 S 6th Str	Processed successfully
3S-706	DC	Meldisco K-M Shakopee, Minn., Inc.	US Corp	Multifoods Tower 33 S 6th Str	Processed successfully
3S-1133	DC	Meldisco K-M St. Cloud, MN., Inc.	US Corp	Multifoods Tower 33 S 6th Str	Processed successfully
3F-1009	DC	Meldisco K-M Thief River Falls, Minn., Inc.	United States Corp	33 S 6th Stsr Multifoods Twr	Processed successfully
3S-707	DC	MELDISCO K-M VIRGINIA, MN., INC.	US Corp	Mutlifoods Tower 33 S 6th Str	Processed successfully
4J-276	DC	MELDISCO K-M W. 153rd ST., MN., Inc.	United States Corp	33 S 6th Str Multifoods Twr	Processed successfully
2C-823	DC	Meldisco K-M White Bear Lake, Minn., Inc.	United States Corp	33 S 6th Str Multifoods Twr	Processed successfully
3J-841	DC	Meldisco K-M Willmar, Minn., Inc.	United States Corp	33 S 6th Str Multifoods Twr	Processed successfully
3P-457	DC	Meldisco K-M Winona, Minn., Inc.	United States Corporation Co	33 S 6th Str Multifoods Twr	Processed successfully
2C-825	DC	Meldisco K-M Xylon Ave., Minn., Inc.	US Corp	33 S 6th Str Multifoods Twr	Processed successfully
X 9Z-465	DC	MELVILLE AL TMEX H.C., INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 8K-411	DC	MELVILLE FOREIGN, INC.	United States Corp Company	33 S 6th Str Multifoods Tower	Processed successfully
X 7Y-521	DC	MELVILLE MEXICO H.C., INC.	United States Corporation Co	33 S 6th Str Multifoods Tower	Processed successfully
X 3333-AA	DC	Mendota Insurance Company	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1R-877	DC	Mentor Corporation	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 30395-AA	DC	Mesabi Publishing Company	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
2H-553	DC	Metris Direct, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 10T-396	DC	Metro Home Buyers, Inc.	Corporation Service Company	475 W University Ave #103	Processed successfully
K-641	DC	Mickelson Media, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1029104-2	DC	MICRON INVESTMENTS INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 10D-340	DC	Microsoft Business Solutions Corporation	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1F-861	DC	Mid-State Telephone Co.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 12A-612	DC	MIDPOINT TECHNOLOGY, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1S-89	DC	Midwest Cable Communications, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1Z-865	DC	Miles Meldisco K-M Rochester, Minn., Inc.	United States Corp	33 S 6th Str Multifoods Twr	Processed successfully
X 12L-913	DC	MING WOK INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 8S-42	DC	MINNESOTA CLIPPING SERVICE, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 716858-9	DC	Minnesota Contractors License Class, Inc.	Corporate Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 10A-727	DC	MINNESOTA EM-I MEDICAL SERVICES, P.C.	Corporation Service Company	33 S 6th Str	Processed successfully
X 10A-728	DC	MINNESOTA EM-II, INC.	Corporation Service Company	33 S 6th Sir	Processed successfully
741655-13	DC	MINNESOTA GREEN, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully

Charter	Type	Business Name	Agent Name	Previous RO Address	Status
X 26381-AA	DC	Minnesota Insurance Company		33 S 6th Str Multifoods Twr %CSC	Processed successfully
X 7K-522	DC	MOA Rest, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 9W-712	DC	Multi-Media Interactive, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1213689-2	DC	MUMTAZ INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 975193-2	DC	NEW YORK STYLE, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 584712-2	DC	NICK KNACK CRAFT SHACK, INC. A CLOSE CORPORATION	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
5F-569	DC	Nobles County Landfill, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
2Q-280	DC	NORTH CENTRAL FOOD SYSTEMS INC.	The Prentice-Hall Corporation	33 S 6th Str	Processed successfully
2Q-280	DC	NORTH CENTRAL FOOD SYSTEMS INC.	The Prentice-Hall Corporation	33 S 6th Str	Processed successfully
F-1218	DC	Northern Land Company	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
3T-1022	DC	Northern Shared Medical Services, Inc.	Lexis Document Services Inc	33 S 6th Str - Multifoods Twr	Processed successfully
X 11B-256	DC	Northern States Power Company	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
3L-266	DC	Northland Contracting, Inc.	Corporation Service Company	33 S 6th Str	Processed successfully
526-AA	DC	NORTHLAND INSURANCE COMPANY	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 7J-190	DC	Northland Risk Management Services, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 10X-360	DC	NSP Nuclear Corporation	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1381398-2	DC	O’Connor Business Services, Inc.	Corporation Service Co	33 S 6th Str Multifoods Tower	Processed successfully
1027655-2	DC	O.R.E. Architects, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 11U-171	DC	OLAI CONSULTING, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 9F-448	DC	Olympic Steel Minneapolis, Inc.	Corporation Service Company	33 S 6th Str	Processed successfully
X 6O-927	DC	Opus Architects & Engineers, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 10E-490	DC	Opus Corporation	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 6J-559	DC	Opus Estates Corporation	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
S-1137	DC	Opus Northwest Construction Corporation	Corporation Service Company	33 S 6th Str Multifoods Twr	processed successfully
X 11A-294	DC	Opus Sales Corporation	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
V-312	DC	Opus West Construction Corporation	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 8Z-83	DC	Opus West Corporation	Corporation Service Company	33 S 6th Str Multifoods tower	Processed successfully
X 12B-913	DC	Opus West Partners, Inc.		33 S 6th Str Multifoods Twr Corp Svc	Processed successfully
X 9U-29	DC	Osseo Construction Services, Inc	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 10H-76	DC	Out-Patient Rehabilitation, Inc.	Corporation Service Company	1525 Livingston Ave	Processed successfully
X 11X-172	DC	P.A. WYATT, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1248067-2	DC	PARANOR, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
3W-1047	DC	PDHC, Ltd.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully

Charter	Type	Business Name	Agent Name	Previous RO Address	Status
X 9N-238	DC	Pelican Development Co.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11O-229	DC	Pella Canadian Holdings, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 9O-41	DC	Pella Windows & Doors - Twin Cities, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 11P-251	DC	PGB Enterprises, Inc.	Corporation Service Company	475 W University Ave #103	Processed successfully
X 8B-924	DC	Pioneer Capital Corporation	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 8Y-864	DC	PLANET HOLLYWOOD (REGION IV), INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1056311-2	DC	Platinum Disc Acquisition Corp	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11V-497	DC	PODOJIL & ASSOCIATES INC	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 12Q-151	DC	Prairie Orchid, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1250369-2	DC	PRAYOSHA-MN, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 9U-28	DC	Proco Wood Products, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 12D-917	DC	PROGEEK CONSULTING, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1005468-2	DC	PROMOPRINT ADVERTISING SPECIALTIES, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
S-219	DC	QUALITY ONE WIRELESS, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 859665-2	DC	RAHIM SALIMA INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 654587-5	DC	RASHAD ENTERPRISES, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 10A-696	DC	RDO Material Handling Co.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 121-925	DC	Re: Source Minnesota, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 840566-2	DC	REAL ESTATE INVESTMENT AND MANAGEMENT COMPANY, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 10K-908	DC	REDGOLD 44, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 815459-2	DC	RELIABLE RESOURCES INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 8C-394	DC	Rep Sales, Inc.	Corporation Service Company	33 S 6th Str	Processed successfully
X 6M-562	DC	ResMed Corp.	The Prentice-Hall Corporation	33 S 6th Str Multifoods Tower	Processed successfully
X 6M-562	DC	ResMed Corp.	The Prentice-Hall Corporation	33 S 6th Str Multifoods Tower	Processed successfully
X 7J-73	DC	Resorts Telecom, Inc.		33 S 6th Str Multifoods Tower %Corp Svc	Processed successfully
X 12O-37	DC	RICHTER LOG HOMES INCORPORATED	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
4E-697	DC	RIDGEDALE FAN CLUB, INC.	US Corporation	33 S 6th Str Multifoods Twr	Processed successfully
3P-1088	DC	Risk Specialists Company of Minnesota, Inc.	US Corporation	33 S 6th Str Multifoods Twr	Processed successfully
X 8U-902	DC	Risque’s Corporation	Lexis Document Services Inc	33 S 6th Str - Multifoods Twr	Processed successfully
3W-177	DC	River Valley Farms, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1064747-2	DC	RL HOMES INC.	Corporation Service Co	33 S 6th Str Multifoods Tower	Processed successfully
X 10V-631	DC	Road Surfacing Technologies, Inc.	Corporation Service Company	2724 Brighton Ave NE	Processed successfully

Charter	Type	Business Name	Agent Name	Previous RO Address	Status
1W-1159	DC	Robert Bosch Packaging Technology, Inc.	Corporation Service Company	405 2nd Ave S	Processed successfully
X 12J-804	DC	ROMAN ENTERPRISES, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X913934-2	DC	ROOTED DESIGN, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11N-783	DC	RUI One Corp.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
4X-713	DC	Rykodisc, Inc.	Corporation Service Company	33 S 6th Str	Processed successfully
X 6A-734	DC	Rykomusic, Inc.	Corporation Service Company	33 S 6th Str	Processed successfully
X 9I-388	DC	S.S.S. Construction, Inc.	Corporation Service Company	33 S 6th Str	Processed successfully
X876021-2	DC	SANTIKIDEW INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 12N-474	DC	SATHER DIVERSIFIED INDUSTRIES, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11W-562	DC	SCAN AGAIN, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
1W-77	DC	SCI Minnesota Funeral Services, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 12G-187	DC	Select Transportation Services Corporation	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 9K-24	DC	Seren Innovations, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X976152-2	DC	SFTR, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 10D-107	DC	Silicone Software, Inc.	Corporation Service Company	475 W University Ave #103	Processed successfully
X 11Q-241	DC	Silver Heights Construction U.S.A., Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X854381-2	DC	SNOW BARONS INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 9S-574	DC	Solvay Pharma Licensing, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 9S-573	DC	Solvay Pharma Properties, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
1061668-3	DC	SOUTH 71 VETERINARY CLINIC, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
4C-196	DC	SOUTHDALE KAY-BEE TOY, INC.	United States Corp	33 S 6th Str Multifoods Twr	Processed successfully
X 9Q-128	DC	Southwest Concorde Corporation	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 11P-187	DC	SOVEREIGN TECHNOLOGIES, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 9A-575	DC	SPC Publications, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 12S-105	DC	SPIDER STRATEGIES, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1O-155	DC	Sprint Minnesota, Inc.	Corporation Service Company	33 S 6th Str	Processed successfully
X 11O-429	DC	SR Lakes Corporation	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11O-430	DC	SR Overlook Corporation	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 12A-966	DC	Staff Up ASO, Inc.	Lexis Document Services	33 S 6th Str - Multifoods Twr	Processed successfully
1063892-2	DC	Stephen Gould of Minnesota, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 6V-467	DC	Stratus Fund, Inc.	Prentice-Hall Corp System Inc	33 S 6th Str Multi-Foods Twr	Processed successfully
X 9J-8	DC	STRONGLAND DEVELOPMENT CORPORATION	Corporate Services Company	33 S 6th Str Multifoods Twr	Processed successfully
1010135-2	DC	TACTICAL AMERICA, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
1341275-7	DC	TAYLOR REALTY & TRANSPORT INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully

Charter	Type	Business Name	Agent Name	Previous RO Address	Status
1337784-4	DC	TECHBROS, INC.	Corporation Service Co	33 S 6th Str Multifoods Twr	Processed successfully
X 11X-399	DC	Teleplan Wireless Services, Inc.	Corporate Service Corporation	33 S 6th Str Multifoods Tower	Processed successfully
1161325-2	DC	TEMCO FACILITY SERVICES, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
217-AA	DC	Tennant Company	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11J-30	DC	Tennant Finance Company	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 11J-31	DC	Tennant Sales and Service Company	Corporation Service Company	33 S 6th Str	Processed successfully
X 11J-29	DC	Tennant Sales and Service Finance Company	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
L-1020	DC	Teraco, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
3F-1069	DC	TGI Friday’s of Minnesota, Inc.	The Prentice Hall Corp System	33 S 6th Str Multifoods Twr	Processed successfully
3F-1069	DC	TGI Friday’s of Minnesota, Inc.	The Prentice Hall Corp System	33 S 6th Str Multifoods Twr	Processed successfully
X 8L-855	DC	The Art Institutes International Minnesota, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
4R-259	DC	THE CLINTON COMPANY	United States Corp Company	33 S 6th Str	Processed successfully
D-667	DC	The Northland Company	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11E-937	DC	The Smart Group Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X942609-2	DC	The Title Group, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 12N-135	DC	THERMAL ANALYSIS TECHNICAL SERVICES INC	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
145-AA	DC	Thomson Legal & Regulatory Inc.	Prentice-Hall Corp System Inc	33 S 6th Str Multifoods Twr	Processed successfully
X 8P-759	DC	Timber Lodge Steakhouse, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 9V-673	DC	Tournament Players Club of Minnesota, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X26539-AA	DC	Tousley Ford, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
599871-19	DC	TOYS EMPORIUM, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 7U-416	DC	Traffic Zone Center for Visual Art, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 12Q-450	DC	TRAINING UNLEASHED, INC.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
1295693-2	DC	TWIN COURIER, CORP.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
5A-1175	DC	U.S. Link, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 5M-225	DC	ULTRA PAC, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr (See Comm)	Processed successfully
X736797-2	DC	UNITED AIR SYSTEMS, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
146-AA	DC	United Power and Land Company	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1K-708	DC	United States Corporation Company	Prentice-Hall Corp System Inc	33 S 6th Str Multifoods Twr	Processed successfully
COOP-3839	DC	Universal Cooperatives, Inc.	Prentice Hall Corp System Inc	33 S 6th Str Multifoods Twr	Processed successfully
2O-320	DC	Universal Pensions, Inc.	Coporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
5F-371	DC	Veeco Compound Semiconductor Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully

Charter	Type	Business Name	Agent Name	Previous RO Address	Status
X 8S-411	DC	Venture Development Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
5F-586	DC	Viking Chemical Company	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
2L-1021	DC	Virginia Horn Taconite Company	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11O-578	DC	VOANS Capital Park, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
4S-226	DC	W D Liquor, Inc.	Prentice-Hall	33 S 6th Str Multifoods Tower	Processed successfully
X 12N-189	DC	WAG’N PET CLUB, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 8T-393	DC	WALDO INTERNATIONAL, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 12P-241	DC	WAPOGEE, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
2A-865	DC	Waste Connections of Minnesota, Inc.	Corporation Service Company	33 S 6th Str Multifoods Tower	Processed successfully
X 5V-877	DC	WATER HEATER INNOVATIONS, INC.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 7J-82	DC	Wells Fargo Asset Management Corporation	Corporation Service Company	33 S 6th Str	Processed successfully
G-397	DC	Wells Fargo Financial Acceptance, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
4E-606	DC	Wells Fargo Financial Minnesota, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
4E-605	DC	Wells Fargo Financial System Minnesota,Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 7B-717	DC	Wells Fargo Funding, Inc.	Corporation Service Company	33 S 6th Str	Processed successfully
X 10X-411	DC	Welter Law Firm, P.A.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
4D-804	DC	West Publishing Corporation	Corporation Service Company	33 S 6th Str	Processed successfully
X 11H-739	DC	Westlake Center, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 5L-991	DC	Wilde Optical Service, Inc.	Corporation Service Company	33 S 6th Str	Processed successfully
X 6S-919	DC	Wind Down Corporation	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
191-AA	DC	Winsted Telephone Company	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 121-279	DC	WIZARD WINDOWS & SIDING CO.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1096107-2	DC	WMC MORTGAGE CORP. MINNESOTA	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1O-255	DC	Woodbury Financial Services, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11E-639	DC	Xcel Energy Communications Group, Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
37-AA	DC	Xcel Energy Inc.	Corporation Service Co	33 S 6th Str Multifoods Twr	Processed successfully
X 11E-637	DC	Xcel Energy Markets Holdings Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 7X-623	DC	Xcel Energy Performance Contracting Inc.	Corporation Service Company	33 S 6th Str	Processed successfully
1195-AA	DC	Xcel Energy Products and Services Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11E-636	DC	Xcel Energy Retail Holdings Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
1220097-2	DC	Xcel Energy Utility Services Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11E-635	DC	Xcel Energy Ventures Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 11E-638	DC	Xcel Energy Wholesale Group Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 7Y-170	DC	Xcel Energy Wholesale Propane Inc.	Corporation Service Company	33 S 6th Str Multifoods Twr	Processed successfully
X 7J-375	DC	XP Systems Corporation	Corporation Service Company	33 S 6th Str Multifoods Tower1	Processed successfully
3S-1043	DC	Zylstra Communications Corporation	Lexis Document Services Inc.	33 S 6th Str — Multifoods Twr	Processed successfully

MINNESOTA SECRETARY OF STATE NOTICE OF CHANGE OF REGISTERED OFFICE/REGISTERED AGENT
Please read the instructions on the back before completing this form.
1.	Entity Name:

Ultra Pac, Inc.

2.	Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number.

A post office box is not acceptable.

405 Second Avenue, South	Minneapolis	MN	55401

Street	City	State	Zip Code
3.	Registered Agent (Registered agents are required for foreign entitles but optional for Minnesota entities):

C T Corporation System Inc.

If you do not wish to designate an agent, you must list “NONE” in this box. DO NOT LIST THE ENTITY NAME.
In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the entity’s registered office and/or agent as listed above.
I certify that I am authorized to execute this notice and I further certify that I understand that by signing this notice I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this notice under oath.

/s/ Steven P. Zimmer
Signature of Authorized Person

Name and Telephone Number of a Contact Person:	Sharon Kresz (800) 245-1900

please print legibly
Filing Fee: For Profit Minnesota Corporations, Cooperatives and Limited Liability Companies: $35.00.
Minnesota Nonprofit Corporations: No $35.00 fee is due unless you are adding or removing an [ILLEGIBLE]
Non-Minnesota Corporations: $50.00.
Make checks payable to Secretary of State (YOUR CANCELLED CHECK IS YOUR RECEIPT).

MAIL TO:	Secretary of State Corporate Division 180 State Office Building 100 Rev. Dr. Martin Luther King Jr. Blvd St. Paul, MN 55155-1299
     (No walk-in service available at this location for corporate, UCC or notary)
Walk-in service is available at our public counter located in the Minnesota State Retirement System Bldg, 60 Empire Drive, Suite #100, St. Paul, MN 55103.

DC — RO (Global)
MINNESOTA SECRETARY OF STATE
NOTICE OF CHANGE OF
REGISTERED OFFICE/REGISTERED AGENT
Please read the instructions on the back before completing this form.
1.	Entity Name:
See Attached List
2.	Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number.

A post office box is not acceptable.

100 South Fifth St., Suite 1075	Minneapolis	MN	55402

Street	City	State	Zip Code
3.	Registered Agent (Registered agents are required for foreign entities but optional for Minnesota entities):
If you do not wish to designate an agent, you must list “NONE” in this box. DO NOT LIST THE ENTITY NAME.
In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025,317A.123 or 322B.135 I certify that the above listed company has resolved to change the entity’s registered office and/or agent as listed above.
I certify that I am authorized to execute this notice and I further certify that I understand that by signing this notice I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this notice under oath.

/s/ [ILLEGIBLE] Signature of Authorized Person

Name and Telephone Number of a Contact Person :	Marie Hauer (212) 894-8504 please print legibly
Filing Fee: For Profit Minnesota Corporations, Cooperatives and Limited Liability Companies: $35.00.
Minnesota Nonprofit Corporations: No $35.00 fee is due unless you are adding or removing an agent.
Non-Minnesota Corporations: $50.00.
Make checks payable to Secretary of State (YOUR CANCELLED CHECK IS YOUR RECEIPT).

MAIL TO:	Secretary of State Corporate Division 180 State Office Building 100 Rev. Dr. Martin Luther King Jr. Blvd St. Paul, MN 55155-1299
     (No walk-in service available at this location for corporate, UCC or notary)
Walk-in service is available at our public counter located in the Minnesota State Retirement System Bldg, 60 Empire Drive, Suite #100, St. Paul, MN 55103.

04/10/2007 List of DC Entities for Global RO Amendment DTN 22404870002	Page 1

Charter#	Type	Business Name
6K-890	DC	1145 ARGYLE CORPORATION
6H-874	DC	717 HB Minneapolis, Inc.
4Y-1	DC	A P Meritor, Inc.
1585630-2	DC	AAA Galvanizing of Minnesota , Inc.
12G-74	DC	Accurate Contracting, Inc.
5Q-207	DC	ACN Group, Inc.
9S-697	DC	ACRO Business Finance Corp.
6H-932	DC	ACT Teleconferencing Services, Inc.
8L-987	DC	ACT VideoConferencing Inc.
389-AA	DC	ADM Milling Co.
1359944-2	DC	Advance Digital Concepts Inc.
10Y-107	DC	Advanced Component Technologies, Inc.
2214228-2	DC	Advanced Home Services Inc.
4B-808	DC	Advanced Respiratory, Inc.
12A-113	DC	Advanced Specialized Technologies, Inc.
1950546-2	DC	Advantix Corporation
4N-920	DC	AEGON Financial Services Group, Inc.
2203446-2	DC	AFC of Minnesota Corporation
228 -AA	DC	Aggregate Industries — North Central Region, Inc.
11X-798	DC	Aggregate Industries Land Company, Inc.
1219221-4	DC	Ainsworth Corp.
1914338-2	DC	AJ’s Sales & Service Inc.
1327738-2	DC	Alan deJesus, Inc.
7P-821	DC	ALBERT LEA NEWSPAPERS, INC.
12O-363	DC	Aldi Inc. (Minnesota)
10I-447	DC	Alias, Inc.
6A-470	DC	ALL AMERICAN SEMICONDUCTOR OF MINNESOTA, INC.
7W-907	DC	ALLAN WEST CONSULTING, Inc.
1823145-2	DC	Allied Pharmacy Cooperative
4U-1005	DC	ALMO DISTRIBUTING MINNESOTA, INC.
648-AA	DC	Ambassador West Apartments, Inc.
8R-325	DC	AMERIC DISC U.S.A. — MINNESOTA INC.
2213010-4	DC	America’s Agricultural Workforce Cooperative
I-495	DC	American Uniform Co.
2042928-2	DC	AnA English Worldwide Co.
9W-156	DC	Antique Auto Restoration, Inc.
1O-109	DC	Applied Fluid Power, Inc.
11E-53	DC	Art ‘N Soul of Minnesota, Inc.
9Q-453	DC	Associated Material Handling (Minnesota), Inc.
2159881-2	DC	Assured Performance Cooperative
12J-184	DC	Atlas Cold Storage USA Inc.
10J-498	DC	ATM Management Services, Inc.
7P-820	DC	AUSTIN NEWSPAPERS, INC.
8K-106	DC	AUTOMATIC GARAGE DOOR AND FIREPLACES, INC.
1359954-2	DC	Baldwin Financial Corporation
7P-639	DC	BANCNORTH INVESTMENT GROUP, INC.
1864993-2	DC	Bannecker Design & Manufacturing Cooperative
8A-440	DC	Banta Direct Marketing, Inc.
11X -776	DC	Banta Finance Corporation
1053702-2	DC	Barge Channel Road Company
726-AA	DC	Bay State Milling Company
1523559-2	DC	Bear Stearns Residential Mortgage Corporation — Mi
T-500	DC	Bell Industries, Inc.
2090039-8	DC	Benchmark Hospitality of Minnesota, Inc.
Q-302	DC	Beneficial Loan & Thrift Co.
8Y-610	DC	BENEFIT INFORMATION SERVICES, INC.
3F-507	DC	Benson-Quinn Commodities, Inc.
6Y-386	DC	Best Vendors Management Company, Inc.
11K-975	DC	bi-pro Marketing U.S.A. Limited, Inc.
2213010-2	DC	Bio Security Cooperative of America
1865632-2	DC	BKP HOLDINGS INC.
1125711-2	DC	BlackRidge Financial, Inc.
2094517-2	DC	Blue Water Home Design Studio Inc.
3F-273	DC	Boart Longyear International Holdings, Inc.
7H-845	DC	BOMBARDIER CAPITAL RAIL INC.
1509795-2	DC	Bombay Vegan Inc.
2200881-7	DC	Book Warehouse of Medford, Minnesota, Inc.
2196028-2	DC	Border states Electric Supply of Minnesota, Inc.
1R-866	DC	BounceBackTechnologies.com, Inc.
1F-666	DC	Braas Company
4P-705	DC	BROWN & BIGELOW, INC.
2D-274	DC	Burckhardt Asset Subsidiary, Inc.
11B-4	DC	BURKE GROUP MINNESOTA INC.
G-802	DC	Burns Manufacturing Company
9P-246	DC	Burnsville Sanitary Landfill, Inc.
26628-AA	DC	Butler Brothers
6W-71	DC	Cajian Bell, Inc.
1056538-2	DC	Camden Culinary, Inc.
10E-114	DC	Campoco, Inc.
2U-900	DC	Canaccord Capital Corporation (USA), Inc.
5P-445	DC	Cannon Technologies, Inc.
11V-344	DC	Carbon Collaborative, Inc.
7O-22	DC	Caribou Coffee Company, Inc.
11C-880	DC	Caritas Technologies, Inc.
2223154-2	DC	Carnegie Funding Inc.
7Z-27	DC	CCT — Mall of America I, Incorporated
2R-96	DC	CenterTherapy, Inc.
N-804	DC	Central Roofing Company
2088666-3	DC	Century Park Pictures Corporation
W-502	DC	CenturyTel of Minnesota, Inc.
1957147-2	DC	Cerealogy Incorporated
5K-937	DC	Certified Power, Inc.
9Y-141	DC	Certiport, Inc.
3H-679	DC	CF Companies, Inc.
1101482-2	DC	CG Applied Economic Analysis, Inc.
6C-248	DC	Champps Operating Corporation
12J- 917	DC	Charlie’s Clean Cars, Inc.
4V-1085	DC	Checker Flag Parts, Inc.
5C-507	DC	Chex Systems, Inc.
7V-686	DC	Cirrus Aircraft Corporation
6P-396	DC	CitiFinancial Auto, Ltd.
E-588	DC	CitiFinancial Services, Inc.
1M-827	DC	Clariant Life Science Molecules (America) Inc.
8P-493	DC	Clark E. Johnson, Jr., Limited
2W-950	DC	Cliffs Biwabik Ore Corporation
4D-606	DC	Comcast MO of Burnsville/Eagan, Inc.
5G-984	DC	Comcast MO of Minnesota, Inc.
4C-370	DC	Comcast MO of Quad Cities, Inc.
4D-611	DC	Comcast MO of the North Suburbs, Inc.
4H-491	DC	Comcast of St. Paul, Inc.
7S-753	DC	Comcast Phone of Minnesota, Inc.
2P-1011	DC	Comfort Systems USA (Twin Cities), Inc.
2G-319	DC	CompuCom IT Solutions, Inc.
J-554	DC	Contel of Minnesota, Inc.
6-AA	DC	Continental Machines, Inc.
2135575-2	DC	CooperationWorks!

04/10/2007 List of DC Entities for Global RO Amendment DTN 22404870002	Page 2

Charter#	Type	Business Name
U-374	DC	CORUS BANKSHARES, INC.
4D-182	DC	CRYSTEEL INTERNATIONAL MARKETING, LTD.
1Q-665	DC	Crysteel Manufacturing, Inc.
7B-919	DC	CSI Staff, Incorporated
6K-435	DC	Culligan Store Solutions, Inc.
8I-67	DC	D & K OF MINNESOTA, INC.
5N-197	DC	DACCO/DETROIT OF MINNESOTA, INC.
2C-150	DC	Dakota Barge Service, Inc.
3G-777	DC	Dalson Foods, Inc.
6W-38	DC	Dan & Jerry’s Greenhouses, Inc.
5I-548	DC	Dan’s Prize, Inc.
8C-326	DC	Danbury Printing & Litho, Inc.
1944929-2	DC	Dart Acquisition Corp.
26395-AA	DC	DCCO Inc.
1F-1	DC	Dee-Co Holdings, Inc.
838830-2	DC	Definity Health of New York, Inc.
4P-32	DC	DELTA INTERNATIONAL MACHINERY CORP.
1364040-3	DC	Deluxe Enterprise Operations, Inc.
2049525-2	DC	Deluxe Johnson Corporation, Inc.
1364040-2	DC	Deluxe Manufacturing Operations, Inc.
1364040-4	DC	Deluxe Small Business Sales, Inc.
6H-580	DC	Designer Doors Incorporated
2G-431	DC	Detector Electronics Corporation
1325818-4	DC	DGI Holding Corp.
3Q-392	DC	Discount Tire Company of Minnesota, Inc.
12K-835	DC	Diversified Web Systems, Inc.
7H-889	DC	DLR Group inc.
F-133	DC	DoALL Industrial Supply Corp.
7Q-542	DC	DPW Publishing, Inc.
11L-837	DC	DRI-STEEM Corporation
26591-AA	DC	Duluth, Winnipeg and Pacific Railway Company
1925649-2	DC	Dutch Holdings, Inc.
1Z-225	DC	Dyco Petroleum Corporation
6S-768	DC	E-Z-Dock, Inc.
N-541	DC	E. F. Johnson Company
9K-432	DC	ECA Marketing, Inc.
1438285-8	DC	EFS Inc.
10P-820	DC	eFunds Global Holdings Corporation
9U-353	DC	eFUNDS OVERSEAS, INC.
798728-2	DC	Egmond Associates Ltd
2X-1033	DC	Elk River Landfill, Inc.
8X-147	DC	Elna International Corporation
1013855-5	DC	Emerald Express, Inc.
10N-822	DC	Empi Corp.
3B-418	DC	Empi, Inc.
12G-177	DC	Encore Software, Inc.
3S-966	DC	Engineering Repro Systems, Inc.
9F-218	DC	ENNUIGO, INC.
5I-195	DC	Enterprise Leasing Company
10K-495	DC	EquiFirst Mortgage Corporation of Minnesota
8J-446	DC	Equity One, Inc.
5K-369	DC	Eschelon Telecom of Minnesota, Inc.
9V-110	DC	Evolvable Corporation
10C-921	DC	Express Payday Loans, Inc.
1201759-2	DC	Express Plumbers Inc.
1336693-2	DC	Fabrique Horlogerie Internationale, Inc.
11O-500	DC	Face Fire Inc.
1950290-4	DC	Fairview Road Company
8M-255	DC	Faithful +Gould, Inc.
611-AA	DC	Federal Cartridge Company
7P-822	DC	FERGUS FALLS NEWSPAPERS, INC.
10N-517	DC	Fieldwork Minneapolis, Inc.
4L-581	DC	FILTRA TECH SYSTEMS, INC.
11M-969	DC	First Choice Bancorp
12L-486	DC	First NLC, Inc.
6Y-975	DC	First Protection Company
3J-929	DC	First Protection Corporation
5F-1077	DC	First Team Sports, Inc.
10T-617	DC	Flair Flexible Packaging Corp. (USA)
1Z-718	DC	Flavorite Laboratories, Inc.
11T-776	DC	Fortran Traffic Systems, Inc.
5Q-51	DC	FORUM BIG SAND LAKE CO.
6Z-122	DC	FRONTIER COMMUNICATIONS OF MINNESOTA, INC.
1447265-2	DC	FRUITFUL BOUGH, INC.
O-800	DC	Fullerton Properties, Inc.
6F-260	DC	Future Dreams Inc.
1Y-621	DC	G. M. Stewart Lumber Company, Inc.
1972954-2	DC	G. Howard Inc.
7T-922	DC	G. J. Hartman Corporation
4U-578	DC	GALLERY PHYSICAL THERAPY CENTER, INC.
677845-2	DC	Gallop Technologies, Inc
6W-906	DC	GAME FINANCIAL CORPORATION
5W-606	DC	Gamestop, Inc.
12G-73	DC	GCM Xpress Inc.
8L-725	DC	GDM Software Inc
12J- 945	DC	GE Osmonics, Inc.
1771163-3	DC	GEM Wellness Products & Services Inc.
12G-101	DC	Gemini Partners, Inc.
740072-3	DC	Gen-ID Lab Services, Inc
11D-407	DC	Geneon Entertainment (USA) Inc
7F-127	DC	GenOx Corporation
1725094-2	DC	Glenn Taylor & Associates, Inc.
740282-3	DC	gohman sales corporation
1W-224	DC	Granite City Ready Mix, Inc.
8S-396	DC	Grede-St. Cloud, Inc.
2E-483	DC	Green Giant International, Inc.
12C-372	DC	H & H Partners Inc.
582-AA	DC	H. D. HUDSON MANUFACTURING COMPANY
6T-578	DC	H/C, Inc.
1273 -AA	DC	Hallett Construction Company
26719-AA	DC	Hanson Pipe & Products Minnesota, Inc.
1421150-5	DC	Hanson Pipe & Products Ohio, Inc.
X-625	DC	Hanson Structural Precast Midwest, Inc.
9S-281	DC	Harsco Minnesota Corporation
10B-108	DC	Harsco Technologies Corporation
8O-278	DC	Heartland Automotive Services, Inc.
4M-925	DC	Helix Energy Solutions Group, Inc.
6K-376	DC	HERZOG ENVIRONMENTAL, INC.
9W-414	DC	Hespeler Hockey Holding, Inc.
7V-633	DC	HFTA FOURTH CORPORATION
3O-278	DC	Hibbing Taconite Holding Inc.
2005515-2	DC	HILL TOP INN MOTEL, INC.
5A-371	DC	Hogenson Construction of North Dakota, Inc.
8L-150	DC	Home Savings Bancorp.
9S-759	DC	Hormel Financial Services Corporation
4J-397	DC	HOTLINE PRODUCTS, INC.

04/10/2007 List of DC Entities for Global RO Amendment DTN 22404870002	Page 3

Charter#	Type	Business Name
4D-465	DC	Hubbard Broadcasting, Inc.
657581-2	DC	HWC, Inc.
10I-548	DC	Iceberg Acquisition, Inc.
4I-499	DC	In Home Health, Inc.
11F-711	DC	inergo corporation
8J-729	DC	Infrared Solutions, Inc.
4W-892	DC	Instantwhip-Minneapolis, Inc.
11U-394	DC	Institute For Complementary & Alternative Medicine
991713-2	DC	Insurance Intermediaries Inc.
9R-965	DC	Integra Telecom of Minnesota, Inc.
1265025-2	DC	Integrated Media Cooperative
1P-254	DC	International Electro Exchange Corporation
3672 -AA	DC	Iowa Holding Company
12K-17	DC	Iron Berries Inc
7O-776	DC	Irresistible Ink, Inc.
S-467	DC	Island Inn Company
12J-515	DC	ISTATE TRUCK, INC.
7D-547	DC	J. Griffin & Associates, Inc.
12O-224	DC	Jennie-O Turkey Store International, Inc.
M-177	DC	Jennie-O Turkey Store, Inc.
1852321-2	DC	JOHN F. TORTI ARCHITECTURAL CORPORATION
1955897-2	DC	Jordan Motorworks Inc
1354665-2	DC	Kaboban Corporation
11T-778	DC	Katadyn North America, Inc.
3K-108	DC	KBL Cablesystems of Minneapolis, Inc.
3N-814	DC	KBL Cablesystems of the Southwest, Inc.
9M-882	DC	Kensington Cottages Corporation of America
8W-317	DC	Kenzercorp of Minnesota, Inc.
5E-483	DC	Keystone Retaining Wall Systems, Inc.
10J- 164	DC	KIR Minnetonka 552, Inc.
. 8F-992	DC	KMF, Inc.
7E-119	DC	KMK DUNKA, INC.
1J-1103	DC	Knife River Corporation - North Central
3V-472	DC	Kost, Inc.
8B-20	DC	KRUSE PAVING, INC.
5M-183	DC	KSAX-TV, Inc.
1290234-2	DC	Lakes Chiropractic Clinic Inc.
6X-926	DC	Lallemand Specialties, Inc.
G-1125	DC	Lambert Transfer Company
11H-244	DC	Lancaster Laboratories, Inc.
5P-196	DC	Landmark Contract Management, Inc.
10B-719	DC	Landry’s Seafood House - Minnesota, Inc.
1291161-2	DC	LastCallPos, Inc.
G-874	DC	LB Real Properties, Inc.
2031700-2	DC	Lehat Financial Corp.
12O-414	DC	Lettek Company
1T-927	DC	Life Uniform Company of Minnesota
1841736-2	DC	Lilbuddy Corporation
9C-610	DC	LION HYDRAULICS INC.
9R-928	DC	LISA MUELLER INC., INTERNATIONAL
2131851-2	DC	Lithia of Minnesota, Inc.
7N-301	DC	LONE STAR STEAKHOUSE & SALOON OF MINNESOTA, INC.
1N-929	DC	LSI Corporation of America, Inc.
10S-54	DC	Macquarie Office (US) No 2 Corporation
1197776-3	DC	Major League Merger Corporation
11P-436	DC	Marathon Dairy Investment Corp.
7X-781	DC	MARCUS NORTHSTAR, INC.
12M-265	DC	Mark David Real Estate Services Inc.
4B-346	DC	MARSHALLS OF RICHFIELD, MN., INC.
1364040-5	DC	McBee Systems Ohio, Inc.
6L-438	DC	McNeilus Companies, Inc.
6O-58	DC	McNeilus Financial Services, Inc.
1W-235	DC	McNeilus Truck and Manufacturing, Inc.
4T-936	DC	MEDALLION CABINETRY, INC.
7T-518	DC	Medallion Capital, Inc.
Z-288	DC	Medical Arts Press, Inc.
5Q- 587	DC	Medtronic Asia, Ltd.
1U-997	DC	Medtronic Bio-Medicus, Inc.
5S-407	DC	Medtronic China, Ltd.
8U-248	DC	Medtronic International Technology, Inc.
6W-521	DC	Medtronic International Trading, Inc.
5S-919	DC	Medtronic Latin America, Inc.
1255969-4	DC	Medtronic Pacific Trading, Inc.
8H-898	DC	Medtronic Treasury International, Inc.
8H-900	DC	Medtronic Treasury Management, Inc.
4R-233	DC	Medtronic USA, Inc.
2N-808	DC	Medtronic World Trade Corporation
1R-17	DC	Meggitt Defense Systems Caswell, Inc.
8F-55	DC	METCO HOLDINGS, INCORPORATED
2219961-2	DC	MIC Holdings, Inc.
2125905-2	DC	Micro Craft Inc.
K-51	DC	Mid-Continent Lumber Dealers Supply, Inc.
2035792-5	DC	MidCountry Mortgage Investments, Inc.
1615174-2	DC	Midwest Comic Book Association Inc.
11X-211	DC	Midwest Dental, Inc.
1788189-4	DC	MIDWEST EQUITY CONSULTANTS, INC.
11M-148	DC	MIDWEST INSURANCE SALES, INC.
2D-1037	DC	Midwest of Cannon Falls, Inc.
D-688	DC	Miller & Holmes, Inc.
5I-827	DC	MINNEAPOLIS MOTEL ENTERPRISES, INC.
5U-486	DC	Minnesota Cable Properties, Inc.
1549183-2	DC	Minnesota Early Autism Project, Inc.
8A-412	DC	Minnesota Harbor Service, Inc.
8B-445	DC	Minnesota Lawn Maintenance, Inc.
1121867-2	DC	Minnesota Linked Bingo Inc.
2200615-2	DC	minnesota outboard corporation
12Q-166	DC	Minnesota Pallet Company, Inc.
7Q-43	DC	MINNESOTA PUBLISHERS, INC.
1972963-2	DC	Minnesota Specialty Finance, Inc.
30298-AA	DC	Minnesota, Dakota & Western Railway Company
E-998	DC	Mittal Steel USA-Ontario Iron Inc.
1Q-751	DC	MLT Inc.
2A-616	DC	Monarch Industries, Inc.
8E-997	DC	Morgan Stanley Credit Corporation of Minnesota
1O-34	DC	Motel Sleepers, Inc.
11B-243	DC	MP&E Inc.
1H-1027	DC	Mueller Sales Corp.
550-AA	DC	MUTUAL SERVICE LIFE INSURANCE COMPANY
4Q-82	DC	National Benefit Resources, Inc.
7G-253	DC	National Surgical Assistants Association, Inc.
6U-553	DC	Navarre Biomedical, Ltd.
1364040-6	DC	NEBS Payroll Services, Inc.
2223110-2	DC	Nelson Financial Corporation
7V-309	DC	NEO Corporation
8Q-979	DC	NES MINNESOTA, INC.
1240937-2	DC	NETECHNICA Inc.

04/10/2007 List of DC Entities for Global RO Amendment DTN 22404870002	Page 4

Charter#	Type	Business Name
11R-352	DC	NetPass Systems, Inc.
9J-11	DC	NetSelector, Inc.
6A-195	DC	Neve, Inc.
6T-474	DC	New Money Express, Inc.
7J-237	DC	New Perspective of Minnesota, Inc.
835119-10	DC	Newman Technology Partners, Inc.
9F-321	DC	Nighthawk Transport, Incorporated
2K-228	DC	Norstan Communications, Inc.
3I-1050	DC	Norstan Financial Services, Inc.
9P-189	DC	Norstan International, Inc.
X-1183	DC	Norstan, Inc.
5F-353	DC	Nortel Cable Corporation
952274-3	DC	NORTH AMERICAN TITLE COMPANY
2017288-4	DC	North Industrial Road Company
4L-861	DC	North Star Concrete Group, Inc.
2G-569	DC	North Star Ice, Inc.
7I-400	DC	Northern Healthcare, Inc.
6Y-78	DC	NORTHERN SUPPLY COMPANY, INC.
1O-1169	DC	NORTHSTAR MATERIALS, INC.
A-517	DC	Northwest Airlines, Inc.
9A-646	DC	NovaCare Rehabilitation, Inc.
4F-1154	DC	NUGGET DRILLING CORPORATION
11W-853	DC	NutriVision, Inc.
7N-922	DC	Nuveen Arizona Premium Income Municipal Fund, Inc.
6U-587	DC	Nuveen California Investment Quality Municipal Fun
6O-119	DC	Nuveen California Municipal Market Opportunity Fun
5Q-274	DC	Nuveen California Municipal Value Fund, Inc.
6L-326	DC	Nuveen California Performance Plus Municipal Fund,
7C-755	DC	Nuveen California Quality Income Municipal Fund, I
6Z-691	DC	Nuveen California Select Quality Municipal Fund, I
7J-486	DC	Nuveen Insured California Premium Income Municipal
7R-176	DC	Nuveen Insured California Premium Income Municipal
7C-756	DC	Nuveen Insured Municipal Opportunity Fund, Inc.
7J-487	DC	Nuveen Insured New York Premium Income Municipal F
6V-328	DC	Nuveen Insured Quality Municipal Fund, Inc.
6O-120	DC	Nuveen Investment Quality Municipal Fund, Inc.
7N-323	DC	Nuveen Michigan Premium Income Municipal Fund, Inc
7C-757	DC	Nuveen Michigan Quality Income Municipal Fund, Inc
6L-992	DC	Nuveen Municipal Advantage Fund, Inc.
5V-912	DC	Nuveen Municipal Income Fund, Inc.
6O-121	DC	Nuveen Municipal Market Opportunity Fund, Inc.
5N-667	DC	Nuveen Municipal Value Fund, Inc.
6W-692	DC	Nuveen New Jersey Investment Quality Municipal Fun
7N-324	DC	Nuveen New Jersey Premium Income Municipal Fund, I
6U-586	DC	Nuveen New York Investment Quality Municipal Fund,
5Q-275	DC	Nuveen New York Municipal Value Fund, Inc.
6L-327	DC	Nuveen New York Performance Plus Municipal Fund, I
7C-759	DC	Nuveen New York Quality Income Municipal Fund, Inc
6Z-692	DC	Nuveen New York Select Quality Municipal Fund, Inc
7C-760	DC	Nuveen Ohio Quality Income Municipal Fund, Inc.
6H-429	DC	Nuveen Performance Plus Municipal Fund, Inc.
7F-170	DC	Nuveen Premier Insured Municipal Income Fund, Inc.
7C-761	DC	Nuveen Premier Municipal Income Fund, Inc.
7F-169	DC	Nuveen Premium Income Municipal Fund 2, Inc.
7R-170	DC	Nuveen Premium Income Municipal Fund 4, Inc.
5X-310	DC	Nuveen Premium Income Municipal Fund, Inc.
6X-691	DC	Nuveen Quality Income Municipal Fund, Inc.
6X-692	DC	Nuveen Select Quality Municipal Fund, Inc.
2I-607	DC	Octagon Risk Services, Inc.
2109202-2	DC	Olson Brothers Distributing, Inc.
11I-250	DC	Omni workspace Company
6A-300	DC	On Time Delivery Service, Inc.
2L-874	DC	Ontario Eveleth Company
2L-800	DC	Ontario Hibbing Company
1196367-2	DC	Orlin Research, Inc.
7C-899	DC	ORR-SCHELEN-MAYERON & ASSOCIATES, INC.
3A-463	DC	Orrin Thompson Construction Company
4M-65	DC	ORRIN THOMPSON HOMES CORP.
10A-543	DC	Oshkosh/McNeilus Financial Services, Inc.
5H-893	DC	OTTER TAIL VALLEY RAILROAD COMPANY, INC.
1560402-2	DC	PAN-MOR INC.
8M-289	DC	Party America Franchising, Inc.
10C-6	DC	Parvest, Inc.
1527241-2	DC	Paul Bunyan Tools, Inc.
783516-2	DC	Paul Weitz DVM, PSC
9N-663	DC	Pen Rite Systems, Inc.
11G-919	DC	Pet Services of Minnesota, P.C.
5Y-266	DC	Peterson Demolition, Inc.
9W-503	DC	PhytoLabs, Inc.
5F-522	DC	Pickands Hibbing Corporation
4B-707	DC	Planmark, Inc.
924220-2	DC	Plantavit Cooperative
10T-31	DC	PlantFloor.com, Incorporated
6Q-17	DC	PLASMA COATINGS OF MN INC.
11T-304	DC	Platco Inc.
3S-750	DC	PP AP Printing, Inc.
1P-528	DC	Preferred Products, Inc.
4P-440	DC	PRIMEVEST Financial Services, Inc.
7P-410	DC	Prism Strategic Services, Inc.
1858660-2	DC	PRO HOME WORKS, INC.
O-1036	DC	Product Design & Engineering, Inc.
F-724	DC	Professional Services Group, Inc.
6D-240	DC	Protective Coatings Technology, Inc.
1943577-2	DC	Provident Waste Solutions, Inc.
12P-641	DC	ProviNet Corporation
7G-884	DC	PROXIMITY CONTROLS CORP.
8Q-375	DC	PTI Communications of Minnesota, Inc.
12Q-300	DC	Quantrell Cadillac, Inc.
10R-743	DC	Quartz Surface Supplies, Inc.
8C-826	DC	Rainforest Cafe, Inc.
10A-234	DC	RAY PETERSON CONSULTING, INC.
2B-463	DC	Re-Cy-Co, Inc.
COOP-3761	DC	Recreational Equipment, Inc.
9W-162	DC	RecruitUSA Inc.
9C-609	DC	RED LION INC.
4S-751	DC	Red Rock of Minnesota, Inc.
3I-1140	DC	Redmond Products, Inc.
11T-856	DC	Relativity Studio, Inc.
1256199-2	DC	Reliance Capital Corporation
3Z-1007	DC	ReliaStar Investment Research, Inc.
9V-572	DC	ReliaStar Payroll Agent, Inc.
10E-439	DC	REM ARROWHEAD, INC.
3Y-546	DC	REM Central Lakes, Inc.
2Q-574	DC	REM Consulting & Services, Inc.
6B-752	DC	REM Health, Inc.
2M-309	DC	REM Heartland, Inc.

04/10/2007 List of DC Entities for Global RO Amendment DTN 22404870002	Page 5

Charter#	Type	Business Name
4V-196	DC	REM Hennepin, Inc.
9N-383	DC	REM Home Health, Inc.
6X-824	DC	REM Management, Inc.
9R-94	DC	REM Minnesota Community Services, Inc.
6W-354	DC	HEM Minnesota, Inc.
9X-102	DC	REM North Star, Inc.
5O-246	DC	REM Ramsey, Inc.
6M-347	DC	REM River Bluffs, Inc.
4V-528	DC	REM South Central Services, Inc.
3R-467	DC	REM Southwest Services, Inc.
8I-635	DC	REM Woodvale, Inc.
3X-322	DC	REM, Inc.
10B-951	DC	Rice Farm Supply, Inc.
5G-671	DC	RIDGEDALE PRINTS PLUS, INC.
983954-3	DC	Right Click Technologies Incorporated
11Q-818	DC	Rise to Fame Inc.
1T-474	DC	Risk Planners, Inc.
4N-316	DC	Ritrama, Inc.
1468701-2	DC	Riza Technologies INC.
5S-987	DC	Rogers Benefit Group, Inc.
3N-166	DC	Rosco Manufacturing Company
Q-487	DC	Rosemount Inc.
Y-702	DC	Sanford Associates, Inc.
1467757-2	DC	SCC Holding Corporation
9O-920	DC	Schreiber Technologies, Inc.
12I-911	DC	Schwan’s Global Consumer Brands, Inc.
12I-913	DC	Schwan’s Global Food Service, Inc.
1253236-6	DC	Schwan’s Global Home Service, Inc.
12L-B41	DC	Schwan’s Global Supply Chain, Inc.
12I-915	DC	Schwan’s Research and Development, Inc.
12O-989	DC	Schwan’s Sales Enterprises, Inc.
F-797	DC	Scott-Rice Telephone Co.
2I-166	DC	Sealy of Minnesota, Inc.
1623418-2	DC	Shebec Mobile Solutions Inc.
1532147-2	DC	Shivasai Global Technologies Inc
10S-379	DC	Shultz & Associates, Ltd.
2111638-2	DC	Sierra Vista Natural Foods Cooperative
980010-2	DC	Silestone & Marble Distribution Services West Coas
2183145-2	DC	SILVER STATE FINANCIAL SERVICES OF MINNESOTA, INC.
699372-3	DC	Simply Perches, Incorporated
8M-497	DC	Sine Qua Non, Incorporated
1449866-2	DC	Skippy Transportation inc
10Q-571	DC	Skyway Printing & Copying Inc.
4R-1173	DC	SMCA, Inc.
11E-992	DC	SoftLink Solutions, Inc.
6L-316	DC	Sontra Medical Corporation
10Z-560	DC	Sopheon Corporation
5Y-862	DC	Southern Minnesota Construction Company, Inc.
8S-770	DC	SOUTHERN MINNESOTA SHOPPERS, INC.
1836923-2	DC	Sportsman’s Recipes, Inc.
5R-264	DC	Spruce Ridge, Inc.
1Z-594	DC	St. Cloud Surgical Center, Inc.
2189459-2	DC	STAMM & LARSON INCORPORATED
1C-445	DC	Stearns Inc.
1V-871	DC	Stevens Van Lines, Inc.
549-AA	DC	STOCKBRIDGE INSURANCE COMPANY
9Y-436	DC	Stone Suppliers, Inc.
12K-113	DC	Stone Systems & Services, Inc.
800473-4	DC	Stone Systems of the Bay Area, Inc.
V-645	DC	Straus Knitting Mills, Inc.
11E-827	DC	Street Eats Limited
789804-2	DC	Stringer Business Systems, Inc.
8C-377	DC	Sunnyside, Inc.
8K-515	DC	Sunrise Publications, Inc.
1196358-2	DC	SunSoft Consulting Inc.
12A-487	DC	SuperShuttle of Minnesota, Inc.
2139622-2	DC	SUPERVALU India, Inc.
4X-214	DC	SUPERVALU Pharmacies, Inc.
2139622-3	DC	SUPERVALU Services USA, Inc.
7C-793	DC	Supervalu Transportation, Inc.
4G-227	DC	Surgicare of Minneapolis, Inc.
1369501-2	DC	Susan Meech, Inc.
1818187-2	DC	Swanson Property and Realty, Inc.
1121424-4	DC	Sweet Endeavor Inc.
26671-AA	DC	Syracuse Mining Company
1761626-4	DC	TAMARACK MATERIALS NORTHLAND, INC.
3W-799	DC	Tamarack Materials, Inc.
1461058-2	DC	TCF International Operations, Inc.
10G-141	DC	TCF Investments Management, Inc.
5Y-476	DC	TCI Cablevision of Minnesota, Inc.
1145272-2	DC	TCIC, INC.
12B-352	DC	Technology Savings Group, Inc.
2139230-2	DC	Templeton Funds Annuity Company
1E-182	DC	Temroc Metals, Inc.
5K-62	DC	Tescom Corporation
12A-420	DC	The Firebaugh Group, Inc.
4M-383	DC	The HoneyBaked Ham Company
11L-595	DC	The Kenna Group Corporation
4Q-68	DC	THE KOSKOVICH COMPANY, INC.
3F-333	DC	The Miller Publishing Company, Inc.
11P-181	DC	The News Room Inc.
10Q-468	DC	The Noodle Shop, Co. - Minnesota, Inc.
4W-1023	DC	THE PRESS OF OHIO, INC.
12I-912	DC	The Schwan Food Company
2Y-349	DC	The Sportsman’s Guide, Inc.
1R-698	DC	The Waukon Corporation
5B-554	DC	ThorWorka Industries, Inc.
2118022-2	DC	Tig-Co, Inc.
11F-483	DC	Tigerquote.com Insurance Agency of Minnesota, Inc.
544080-2	DC	TMCK ASSOCIATES, INC.
560410-4	DC	Toll MN GP Corp.
1254089-2	DC	Total Care Pharmacy, Inc.
5N-591	DC	Total In-Store Merchandising Enterprises, Inc.
2N-1048	DC	Tower Systems, Inc.
1510327-2	DC	TPB, Inc.
11T-489	DC	TRANSAMERICA RETIREMENT MANAGEMENT, INC.
6D-697	DC	Transworld Network, Corp.
1C-955	DC	Triad Investments, Inc.
1889991-2	DC	Triple J C Inc.
1M-1074	DC	TTM Advanced Circuits, Inc.
9M-494	DC	Tutronics Corporation
1U-909	DC	U-Haul Co. of Minnesota
5M-225	DC	ULTRA PAC, INC.
5X-916	DC	ULTRA PURE SYSTEMS, INC.
2M-698	DC	United Healthcare Services, Inc.
1J-780	DC	United Steel Products Company, Inc.

MINNESOTA SECRETARY OF STATE
NOTICE OF CHANGE OF
REGISTERED OFFICE/REGISTERED AGENT

Read the instructions before completing this form.
1.	Entity Name:

Ultra Pac, Inc.

2.	Registered Office Address: List a complete street address or rural route and rural route box number.

(A post office box by itself is not acceptable)

590 Park Street, Suite 6, St. Paul		MN	55103

Street	City	State	Zip Code
3.	Registered Agent (Registered agents are required for foreign entities, but optional for Minnesota entities):

National Registered Agents, Inc.

If you do not wish to designate an agent, you must list “NONE” in this box. DO NOT LIST THE ENTITY NAME.
In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 308B, 317A.123 or 322B.135, I certify that the above listed company has resolved to change the entity’s registered office and/or agent as listed above.
I certify that I am authorized to execute this notice and I further certify that I understand that by signing this notice I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this notice under oath.

/s/ Lawrence M. Tuskey

Signature of Authorized Person
Lawrence M. Tuskey, Secretary

Name & Telephone Number of a Contact Person:

Sue Johnson	(651) 225-9500

Name please print legibly	Telephone
Filing Fee payable to the MN Secretary of State
Profit Minnesota Corporations, Cooperatives and Limited Liability Companies: $35.00.
Minnesota Nonprofit Corporations: No $35.00 fee is due, unless you are adding, removing or changing the agent.
Non-Minnesota Corporations: $50.00.